Exhibit 10.1


                                                          Conformed Copy
                                                          --------------



                              TRANSACTION AGREEMENT

                                  by and among

                       SECURITY CAPITAL GROUP INCORPORATED

                             SC REALTY INCORPORATED

                                       and

                          SECURITY CAPITAL U.S. REALTY



                         dated as of September 26, 2000









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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I             Certain Definitions....................................2


ARTICLE II            Purchase and Sale of Equity; Liquidation...............8

        Section 2.1.  Purchase and Sale of Holdings Shares...................8
        Section 2.2.  Liquidation of USRealty...............................10
        Section 2.3.  Time and Place of Closings............................10

ARTICLE III           Representations and Warranties of USRealty............10

        Section 3.1.  Incorporation; Authorization; etc.....................10
        Section 3.2.  Capitalization; Structure.............................12
        Section 3.3.  Financial Statements..................................13
        Section 3.4.  Properties; Leases....................................14
        Section 3.5.  Absence of Certain Changes............................14
        Section 3.6.  Litigation; Orders....................................14
        Section 3.7.  Licenses, Approvals, Other Authorizations, Consents,
                      Reports, etc..........................................15
        Section 3.8.  Compliance with Laws..................................15
        Section 3.9.  Insurance.............................................15
        Section 3.10. Material Contracts....................................15
        Section 3.11. Brokers, Finders, etc.................................16
        Section 3.12. No Undisclosed Liabilities............................16
        Section 3.13. Joint Proxy Statement/Prospectus; Form S-4............16
        Section 3.14. Required Vote.........................................16
        Section 3.15. Opinion of USRealty Financial Advisor.................16
        Section 3.16. Board Approval........................................17
        Section 3.17. No Dissenters' Rights.................................17
        Section 3.18. Exemption From Takeover Laws..........................17

ARTICLE IV            Representations and Warranties of SCGI and Purchaser..17

        Section 4.1.  Incorporation; Authorization; etc.....................17
        Section 4.2.  Capitalization........................................19
        Section 4.3.  Reports and Financial Statements......................20
        Section 4.4.  Properties; Leases....................................20
        Section 4.5.  Absence of Certain Changes............................21
        Section 4.6.  Litigation; Orders....................................21
        Section 4.7.  Licenses, Approvals, Other Authorizations, Consents,
                      Reports, etc..........................................21
        Section 4.8.  Compliance with Laws..................................21

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        Section 4.9.  Insurance.............................................21
        Section 4.10. Material Contracts....................................22
        Section 4.11. Brokers, Finders, etc.................................22
        Section 4.12. No Undisclosed Liabilities............................22
        Section 4.13. Joint Proxy Statement/Prospectus; Form S-4............22
        Section 4.14. Required Vote.........................................23
        Section 4.15. Environmental Matters.................................23
        Section 4.16. Taxes.................................................23
        Section 4.17. Employee Benefits.....................................24
        Section 4.18. Board Approval........................................24
        Section 4.19. Opinion of SCGI Financial Advisor.....................25
        Section 4.20. Exemption From Takeover Laws..........................25
        Section 4.21. Required Financing....................................25
        Section 4.22. No Knowledge of Breaches..............................25

ARTICLE V             Covenants of SCGI, Purchaser and USRealty.............25

        Section 5.1.  Investigation of Business; Access to Properties and
                      Records...............................................25
        Section 5.2.  Efforts; Obtaining Consents...........................26
        Section 5.3.  Further Assurances....................................27
        Section 5.4.  Conduct of Business by USRealty.......................27
        Section 5.5.  Conduct of Business by SCGI...........................29
        Section 5.6.  Preservation of Business..............................29
        Section 5.7.  Non-Solicitation......................................29
        Section 5.8.  Financial Statements..................................30
        Section 5.9.  Satisfaction and Discharge of USRealty Notes..........30
        Section 5.10. Joint Proxy Statement/Prospectus; Form S-4............30
        Section 5.11. Stockholders Meetings.................................32
        Section 5.12. NYSE Listing..........................................33
        Section 5.13. Public Announcements..................................33
        Section 5.14. Takeover Laws.........................................33
        Section 5.15. Certain Actions.......................................33
        Section 5.16. Share Option Equivalents..............................34
        Section 5.17  Litigation............................................34
        Section 5.18  Notification of Certain Matters.......................35
        Section 5.19  Indemnification.......................................35
        Section 5.20  Certain Agreement Relating to USRealty Investees......35

ARTICLE VI            Conditions Precedent..................................36

        Section 6.1.  Conditions to Each Party's Obligations................36
        Section 6.2.  Additional Conditions to Obligations of SCGI and
                      Purchaser.............................................36
        Section 6.3.  Additional Conditions to Obligations of USRealty......37


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ARTICLE VII           Termination of Agreement..............................37

        Section 7.1.  Termination...........................................37
        Section 7.2.  Procedure and Effect of Termination...................38

ARTICLE VIII          Miscellaneous.........................................39

        Section 8.1.  Non-Survival of Representations, Warranties and
                      Agreements............................................39
        Section 8.2.  Counterparts..........................................39
        Section 8.3.  Governing Law.........................................39
        Section 8.4.  Jurisdiction; Waiver of Trial by Jury.................39
        Section 8.5.  Entire Agreement......................................39
        Section 8.6.  Expenses..............................................40
        Section 8.7.  Notices...............................................40
        Section 8.8.  Successors and Assigns................................41
        Section 8.9.  Headings; Definitions.................................41
        Section 8.10. Amendments and Waivers................................41
        Section 8.11. Severability..........................................41
        Section 8.12. Interpretation; Absence of Presumption................42


Exhibit A      Plan of Liquidation
Exhibit B      Form of Agreement with Trustee
Exhibit C      Securities for Satisfaction and Discharge







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                             TRANSACTION AGREEMENT

          THIS TRANSACTION AGREEMENT (the "AGREEMENT"), dated as of September 26, 2000, is by and among Security Capital Group Incorporated, a Maryland corporation ("SCGI"), SC Realty Incorporated, a Nevada corporation and an indirect wholly owned subsidiary of SCGI ("PURCHASER"), and Security Capital U.S. Realty, incorporated in the Grand Duchy of Luxembourg as a Societe d'Investissement a Capital Fixe ("USREALTY").

          WHEREAS, the Board of Directors of USRealty (the "USREALTY Board") has appointed a special committee (the "SPECIAL COMMITTEE"), and the Special Committee has received the written opinion of the USRealty Financial Advisor (as defined below) to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by holders of USRealty Shares (other than SCGI and its affiliates) pursuant to this Agreement and the Plan of Liquidation is fair to such holders from a financial point of view;

          WHEREAS, the Special Committee has determined that this Agreement, the Equity Purchase, the Plan of Liquidation and the other transactions contemplated hereby are fair to, advisable and in the best interests of USRealty and its stockholders, and has approved, and has voted to recommend to the USRealty Board that the USRealty Board approve, this Agreement, the Equity Purchase, the Plan of Liquidation and the other transactions contemplated hereby;

          WHEREAS, the USRealty Board (including a majority of the independent directors as required by the Articles of Incorporation of USRealty) has determined that this Agreement, the Equity Purchase, the Plan of Liquidation and the other transactions contemplated hereby are fair to, advisable and in the best interests of USRealty and its stockholders and has voted to approve this Agreement and determined to recommend acceptance and approval by USRealty's stockholders of this Agreement, the Equity Purchase, the Plan of Liquidation and the other transactions contemplated hereby;

          WHEREAS, the Boards of Directors of SCGI and Purchaser have each determined that this Agreement, the Equity Purchase, and the SCGI Share Issuance (as defined below) and the other transactions contemplated hereby are fair to, advisable and in the best interests of SCGI and Purchaser and their respective stockholders and have voted to approve this Agreement, and the Board of Directors of SCGI has determined to recommend that SCGI's stockholders approve of the SCGI Share Issuance;

          WHEREAS, USRealty owns all of the outstanding equity interests of Security Capital Holdings S.A., a Luxembourg corporation ("HOLDINGS"), except for one share which is owned by the Operating Advisor (as defined below);

          WHEREAS, as the first step in the transactions contemplated hereby, SCGI desires Purchaser to, and Purchaser desires to, purchase from USRealty, and USRealty desires to sell to Purchaser, all of the issued and outstanding shares of common stock and other equity interests of Holdings owned by USRealty and certain other assets in exchange for shares of Class B Common Stock, par value US$.01 per share, of SCGI ("SCGI CLASS B COMMON Shares") and cash sufficient to satisfy and discharge USRealty's outstanding 2% Senior Unsecured Converti-


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ble Notes Due 2003 (the "USREALTY NOTES") and to pay the Shares Cash Amount (as
defined below), all upon the terms and subject to the conditions set forth herein (the "EQUITY PURCHASE"); and

          WHEREAS, as the second step in the transactions contemplated hereby, USRealty will, pursuant to the terms of the Plan of Liquidation set forth as Exhibit A, make a liquidating distribution to its stockholders in the form of the SCGI Class B Common Shares received by USRealty pursuant to the Equity Purchase, or in the form of cash (to the extent of distributions in respect of Cash USRealty Shares (as defined below)).

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

          As used in this Agreement the following terms shall have the following respective meanings:

          "ACTION" shall mean any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, inquiry or proceeding by or before any Governmental Authority.

          "ADVANCE AGREEMENT" shall mean the Amended and Restated Advance Agreement, dated as of December 8, 1998, as amended, by and between USRealty and Holdings.

          "ADVANCE AGREEMENT INTERESTS" shall have the meaning set forth in
Section 2.1(a).

          "ADVISORY AGREEMENT" shall mean the Advisory Agreement, dated July 1, 1997, between USRealty, Holdings and the Operating Advisor.

          "AFFILIATE" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified.

          "AGREEMENT" shall have the meaning set forth in the preamble hereof.

          "CARR LETTER AGREEMENT" shall mean the Letter Agreement, dated July 28, 2000, among CarrAmerica Realty Corporation, Carr Realty, L.P., USRealty and Holdings.

          "CASH USREALTY SHARES" shall have the meaning set forth in Section 5.11(b)(ii).

          "CHARTER AMENDMENT" shall have the meaning set forth in Section 4.18.

          "CLOSING DATE" shall have the meaning set forth in Section 2.3.

          "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto.


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          "CSSF" shall mean the Luxembourg Commission de Surveillance du
Secteurr Financier.

          "DROP DEAD DATE" shall mean March 31, 2001 (such date being the date of expiration of the funding commitment contained in the commitment letter set forth in Section 6.2(b) of the SCGI Disclosure Schedule); provided that the Drop Dead shall be automatically extended from time to time in the event such funding commitment is extended beyond March 31, 2001, in which case "Drop Dead Date" shall mean the date to which such funding commitment is so extended; and provided, further that the Drop Dead Date shall similarly be extended from time to time if the funding commitment referred to in the preceding proviso is not extended past March 31, 2001, so long as SCGI from time to time has obtained a commitment or commitments for replacement funding in amounts sufficient to pay the Purchase Price Cash Amount, in which case the "Drop Dead Date" shall mean the date of expiration of such replacement commitment or commitments; and provided, further, that under no circumstances shall the Drop Dead Date be extended beyond June 30, 2001 without the prior written consent of USRealty.

          "ENCUMBRANCE" shall mean any mortgage, pledge, lien, easement, restrictive covenant, right of way, lease, purchase agreement, option, security interest or other encumbrance and agreement.

          "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 4.15.

          "ENVIRONMENTAL LIABILITIES" shall have the meaning set forth in
Section 4.15.

          "EQUITY PURCHASE" shall have the meaning set forth in the recitals hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning set forth in Section 4.17(c).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCHANGE RATIO" shall have the meaning set forth in Section 2.1(e).

          "EXPENSES" shall have the meaning set forth in Section 7.2(b).

          "FAIR MARKET VALUE" shall have the meaning set forth in Section
2.1(e).

          "FORM S-4" shall have the meaning set forth in Section 5.10.

          "GAAP" shall mean United States generally accepted accounting principles.

          "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in Section 3.1(d).

          "HAZARDOUS SUBSTANCE" shall have the meaning set forth in Section
4.15.

          "HOLDINGS" shall have the meaning set forth in the recitals hereof.


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          "HOLDINGS ADVANCE AGREEMENT" shall mean the Advance Agreement, dated as of December 30, 1998 among Holdings, Alston Holdings SARL (f/k/a Security Capital Holdings Investment I SARL), Barcelona Holdings SARL (f/k/a/ Security Capital Holdings Investment II SARL), Coventry Holdings SARL (f/k/a Security Capital Holdings Investment III SARL), Dublin Holdings SARL (f/k/a Security Capital Holdings Investment IV SARL), Edinburgh Holdings SARL (f/k/a Security Capital Holdings Investment V SARL), Frankfurt Holdings SARL (f/k/a Security Capital Holdings Investment VI SARL), Geneva Holdings SARL (f/k/a Security Capital Holdings Investment VII SARL), Helsinki Holdings SARL (f/k/a Security Capital Holdings Investment VIII SARL), Istanbul Holdings SARL (f/k/a Security Capital Holdings Investment IX SARL), Johnstone Holdings SARL (f/k/a Security Capital Holdings Investment X SARL), Kirkwall Holdings SARL (f/k/a Security Capital Holdings Investment XI SARL), Lisbon Holdings SARL (f/k/a Security Capital Holdings Investment XII SARL), Madrid Holdings SARL (f/k/a Security Capital Holdings Investment XIII SARL), Arden Square Holdings SARL (f/k/a Security Capital Shopping Center I SARL), Blossom Valley Holdings SARL (f/k/a Security Capital Shopping Center II SARL), Cooper Street Plaza Holdings SARL (f/k/a Security Capital Shopping Center III SARL), Dallas Holdings SARL (f/k/a Security Capital Shopping Center IV SARL), El Camino Holdings SARL (f/k/a Security Capital Shopping Center V SARL), Friars Mission Holdings SARL (f/k/a Security Capital Shopping Center VI SARL), Security Capital Office Portfolio SARL, Security Capital Storage Portfolio SARL, Sheffied Holdings SARL (f/k/a Security Capital Holdings Investment XIV SARL), and Redondo Village Holdings SARL (f/k/a Security Capital Shopping Center VII SARL).

          "HOLDINGS BALANCE SHEET" shall have the meaning set forth in Section 3.3.

          "HOLDINGS FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.3.

          "HOLDINGS MATERIAL ADVERSE EFFECT" shall mean any change or development in, or effect on, the business or businesses of Holdings and the Holdings Subsidiaries that is, or would reasonably be expected to be, materially adverse to the business, assets, financial condition or results of operations of Holdings and the Holdings Subsidiaries, taken as a whole, other than any adverse change or development to the extent attributable to the announcement or pendency of the Equity Purchase or the Plan of Liquidation.

          "HOLDINGS SHARES" shall mean the shares of Common Stock, par value US$10.00 per share, of Holdings.

          "HOLDINGS SUBSIDIARIES" shall mean all of the subsidiaries of Holdings, more than 90% of the voting power of whose outstanding voting securities or equity interests are directly or indirectly owned by Holdings other than the Private Investees.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "JOINT PROXY STATEMENT/PROSPECTUS" shall have the meaning set forth in
Section 5.10.

          "KNOWLEDGE" of any Person that is not an individual shall mean the knowledge of those individuals who are senior vice presidents, managing directors or directors of such Person,

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and in the case of SCGI shall also include such officers and directors of the
Operating Advisor and Jeffrey A. Cozad.

      "LICENSES" shall have the meaning set forth in Section 3.7(a).

          "LIQUIDATION CLOSING" shall mean the consummation of the transactions contemplated by Section 2.2.

          "LIQUIDATOR" shall mean Security Capital U.S. Realty Management Holdings S.A. or such Affiliate of SCGI as may be designated by SCGI, and as may be permitted to serve in such capacity in accordance with applicable Luxembourg law and the applicable regulations of the CSSF.

          "NOTES INDENTURE" shall mean the Indenture, dated as of May 22, 1998, between USRealty, as Issuer, and State Street Bank and Trust Company, as Trustee, as amended by the First Supplemental Indenture thereto, dated as of May 22, 1998.

          "NOTES PAYOFF AMOUNT" shall have the meaning set forth in Section 5.9.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "OPERATING ADVISOR" shall mean Security Capital U.S. Realty Management Holdings S.A., a wholly owned subsidiary of SCGI.

          "PARTICIPATING USREALTY SHARES" shall mean all of the outstanding USRealty Shares other than the Cash USRealty Shares.

          "PER SHARE CASH AMOUNT" shall have the meaning set forth in Section 2.1(e).

          "PERMITTED EXCEPTIONS" shall mean (a) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlords' or similar liens imposed by law arising and incurred in the ordinary course of business and securing obligations that are not delinquent, (b) liens for taxes and other governmental charges, assessments or fees which (i) are not yet due and payable or which may be paid without penalty or (ii) are being contested in good faith through appropriate procedures and in respect of which adequate reserves have been created or (c) Encumbrances which individually or in the aggregate do not detract in any material respect from the value of any of the property or assets subject thereto or interfere with the present use thereof.

          "PERSON" shall mean any individual, firm, corporation, partnership or other entity (including Governmental Authorities), and shall include any successor (by merger or otherwise) of such entity.

          "PLAN OF LIQUIDATION" shall mean the plan of liquidation of USRealty attached as EXHIBIT A.

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          "PRIVATE INVESTEES" shall mean City Center Retail Trust, a Maryland real estate investment trust, CWS Communities Trust, a Maryland real estate investment trust, and Urban Growth Property Trust, a Maryland real estate investment trust.

           "PURCHASE AND SALE CLOSING" shall mean the consummation of the transactions contemplated by Section 2.1.

          "PURCHASE PRICE CASH AMOUNT" shall have the meaning set forth in
Section 2.1(e).

          "PURCHASE PRICE SHARES" shall have the meaning set forth in Section 2.1(e).

          "PURCHASER" shall have the meaning set forth in the preamble hereof.

          "REDEMPTION AMOUNT" shall have the meaning set forth in Section 5.9.

          "REDEMPTION DATE" shall have the meaning set forth in Section 5.9.

          "REQUIRED SCGI VOTE" shall have the meaning set forth in Section 4.14.

          "REQUIRED USREALTY VOTE" shall have the meaning set forth in Section 3.14.

          "RIGHTS AGREEMENT" shall mean the Rights Agreement, dated as of April 21, 1997, between SCGI and The First National Bank of Boston, as Rights Agent.

          "RSUS" shall mean restricted stock units.

          "SATISFACTION AND DISCHARGE" shall have the meaning set forth in
Section 5.9.

          "SCGI" shall have the meaning set forth in the preamble hereof.

          "SCGI BALANCE SHEET" shall mean the consolidated balance sheet of SCGI and its subsidiaries as of December 31, 1999 and the notes thereto contained in the SEC Reports.

          "SCGI CLASS A COMMON SHARES" shall mean the shares of Class A Common Stock, par value US$.01 per share, of SCGI.

          "SCGI CLASS B COMMON SHARES" shall have the meaning set forth in the recitals hereof.

          "SCGI DISCLOSURE SCHEDULE" shall have the meaning set forth in the introductory paragraph of Article IV.

          "SCGI EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of SCGI or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by SCGI or any of its subsidiaries or to which SCGI or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to

                                    -6-
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ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

          "SCGI FINANCIAL ADVISOR" shall mean Goldman, Sachs & Co.

          "SCGI INCENTIVE PLANS" shall mean the 1995 Option Plan, the 1998 Long Term Incentive Plan, the Security Capital Realty Investors Incorporated Option Plans A and B, the Security Capital Group Incorporated 1991 and 1992 Option Plans A and B and the 1991 and 1992 Option Plans B and the Security Capital Group Incorporated Outside Directors Plan.

          "SCGI MATERIAL ADVERSE EFFECT" shall mean any change or development in, or effect on, the business or businesses of SCGI and its subsidiaries that is, or would reasonably be expected to be, materially adverse to the business, assets, financial condition or results of operations of SCGI and its subsidiaries, taken as a whole.

          "SCGI SEC REPORTS" shall have the meaning set forth in Section 4.3.

          "SCGI SERIES B PREFERRED SHARES" shall mean the shares of Series B Cumulative Convertible Redeemable Voting Preferred Stock, par value US$.01 per share, of SCGI.

          "SCGI SHARE ISSUANCE" shall have the meaning set forth in Section 4.1(b).

          "SCGI SHARES" shall mean the SCGI Class A Common Shares and the SCGI Class B Common Shares.

          "SCGI STOCKHOLDERS APPROVAL" shall mean the approval by SCGI's stockholders of the SCGI Share Issuance by the Required SCGI Vote.

          "SCGI STOCKHOLDERS MEETING" shall have the meaning set forth in
Section 5.11(a).

          "SCGI VOTING SHARES" shall mean the SCGI Series A Common Shares, the SCGI Series B Common Shares and the SCGI Series B Preferred Shares.

          "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SHARE OPTION EQUIVALENT GRANTS" shall mean the rights of certain directors of USRealty pursuant to those certain Share Option Equivalent Grant letter agreements entered into between such directors and USRealty, which are listed on Section 5.16 of the USRealty Disclosure Schedule.

          "SHARES CASH AMOUNT" shall have the meaning set forth in Section
2.1(e).

          "SPECIAL COMMITTEE" shall have the meaning set forth in the recitals hereof.
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          "SUBSIDIARY" of any entity means any entity more than 50% of the voting power of whose outstanding voting securities or equity interests are directly or indirectly owned by such other entity.

          "TAKEOVER LAWS" shall have the meaning set forth in Section 5.14.

          "TAXES" shall have the meaning set forth in Section 4.16.

          "TAX RETURNS" shall have the meaning set forth in Section 4.16.

          "TITLE IV PLANS" shall have the meaning set forth in Section 4.17(c).

          "TRUSTEE" shall mean the trustee under the Notes Indenture.

          "USREALTY" shall have the meaning set forth in the preamble hereof.

          "USREALTY BOARD" shall have the meaning set forth in the recitals hereof.

          "USREALTY DISCLOSURE SCHEDULE" shall have the meaning set forth in the introductory paragraph of Article III.

          "USREALTY FINANCIAL ADVISOR" shall mean Merrill Lynch & Co. Incorporated.

          "USREALTY NOTES" shall have the meaning set forth in the preamble hereof.

          "USREALTY OTHER ASSETS" shall have the meaning set forth in Section 3.3(c).

          "USREALTY REPORTS" shall have the meaning set forth in Section 3.3(b).

          "USREALTY SHARES" shall mean the shares of Common Stock, par value US$4.00 per share, of USRealty.

          "USREALTY STOCKHOLDERS APPROVAL" shall mean the approval by the stockholders of USRealty of this Agreement and the Plan of Liquidation by the Required USRealty Vote.

          "USREALTY STOCKHOLDERS MEETING" shall have the meaning set forth in
Section 5.11(b).

                                   ARTICLE II

                    PURCHASE AND SALE OF EQUITY; LIQUIDATION

          Section 2.1. PURCHASE AND SALE OF HOLDINGS SHARES. (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver (to the extent permitted) of the conditions set forth in
Article VI, at the Purchase and Sale Closing USRealty will sell and SCGI will cause Purchaser to, and Purchaser will, purchase (x) all of the Holdings Shares owned by USRealty and (y) all of USRealty's right, title and interest in amounts then owing and accrued under the Advance Agreement (the "ADVANCE AGREEMENT INTERESTS"),
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which together constitute, and will constitute as of the Purchase and Sale
Closing, all of the issued and outstanding shares of capital stock or other equity interests of Holdings and debt and other interests in Holdings owned by USRealty, and (z) any cash on hand.

          (b) In payment for such Holdings Shares, Advance Agreement Interests and cash on hand, and subject to the satisfaction or waiver (to the extent permitted) of the applicable conditions set forth herein, (1) SCGI will issue and deliver to an account specified by Purchaser and Purchaser will cause to be delivered to USRealty certificates representing the Purchase Price Shares, (2) SCGI will cause Purchaser to, and Purchaser will, pay to USRealty the Purchase Price Cash Amount, by wire transfer in immediately available funds to the account or accounts specified by USRealty, and (3) Purchaser and USRealty will deliver to each other executed counterparts to appropriate instruments effecting the transfer, sale and conveyance to Purchaser of the Advance Agreement Interests (to the extent not theretofore capitalized pursuant to Section 5.15(a)) and, in accordance with Section 5.15(c), USRealty will deliver to Purchaser an appropriate instrument effecting the transfer to Holdings, and assumption by Holdings, of any assets and liabilities transferred to or assumed by Holdings pursuant to Section 5.15(c). Certificates for the Purchase Price Shares shall be in book entry form and registered in the name of USRealty.

          (c) Immediately following the delivery by Purchaser of the Purchase Price Cash Amount and the Purchase Price Shares to USRealty pursuant to Section 2.1(b), USRealty shall effect the Satisfaction and Discharge of the USRealty Notes.

          (d) Immediately following the Satisfaction and Discharge, USRealty shall deliver to Purchaser certificates for all of the Holdings Shares owned by USRealty, properly signed, in form suitable for the transfer of such Holdings Shares to Purchaser.

          (e) For purposes hereof: the term "PURCHASE PRICE SHARES" shall mean a number of SCGI Class B Common Shares equal to the product of (i) 1.15 (the "EXCHANGE RATIO") and (ii) the Participating USRealty Shares; the term "FAIR MARKET VALUE" shall mean the average of the high and low per share sales prices of the SCGI Class B Common Shares during the regular trading sessions on the New York Stock Exchange for each of the 15 full trading days immediately preceding (but not including) the date that is five trading days prior to the date of the USRealty Stockholders Meeting; the term "PER SHARE CASH AMOUNT" shall mean an amount equal to the Fair Market Value multiplied by the Exchange Ratio; and the term "PURCHASE PRICE CASH AMOUNT" shall mean an amount in cash equal to the sum of (i) the Notes Payoff Amount plus (ii) the product of (x) the number of Cash USRealty Shares and (y) the Per Share Cash Amount (such product, being equal to the fair market value of the additional SCGI Class B Common Shares that would otherwise have been received by USRealty had there been no Cash USRealty Shares, the "SHARES CASH AMOUNT"). SCGI and USRealty shall make prompt public announcement of the dollar amount of Fair Market Value and the Per Share Cash Amount following their determination, by press release and by publishing such information in newspapers of general circulation in Luxembourg, Amsterdam and New York.

          (f) Effective as of the time of the Purchase and Sale Closing, the Advisory Agreement will be terminated and of no further force or effect.

          Section 2.2. LIQUIDATION OF USREALTY. As promptly as practicable following completion of the transactions contemplated by Section 2.1, USRealty shall enter into voluntary liquidation and the Liquidator shall distribute the Purchase Price Shares and the Shares Cash Amount to the stockholders of USRealty pursuant to the terms of the Plan of Liquidation. SCGI and Purchaser will, through USRealty's transfer agent, or such other bank trust company designated by the Liquidator and reasonably satisfactory to USRealty, cooperate with the Liquidator to expedite the issuance or recordation of certificates or other evidence of ownership of the Purchase Price Shares in the names or for the accounts of the USRealty stockholders entitled to receive such Purchase Price Shares. From and after the Purchase and Sale Closing, SCGI shall make available such funds as may be necessary to defray the reasonable costs and expenses of the liquidation of USRealty pursuant to the Plan of Liquidation, and which are not otherwise available to USRealty or the Liquidator.

          Section 2.3. TIME AND PLACE OF CLOSINGS. Subject to satisfaction or waiver of the conditions to the Purchase and Sale Closing and the Liquidation Closing set forth herein, the Purchase and Sale Closing and the Liquidation Closing shall take place at the offices of counsel to USRealty in Luxembourg, Luxembourg, as promptly as practicable after satisfaction or waiver, if permissible, of the conditions set forth in Article VI or at such other time and date as SCGI and USRealty may agree (the "CLOSING DATE").

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF USREALTY

          Except as set forth in the USRealty Disclosure Schedule delivered by USRealty to SCGI prior to the execution hereof (the "USREALTY DISCLOSURE SCHEDULE") (each Section of which qualifies the correspondingly numbered representation and warranty or covenant), USRealty hereby represents and warrants to SCGI and Purchaser as follows:

          Section 3.1. INCORPORATION; AUTHORIZATION; ETC. (a) Each of Holdings and the Holdings Subsidiaries has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation. Each of Holdings and the Holdings Subsidiaries has full corporate power and authority to own its properties and assets and to conduct its business as it is now being conducted and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to have such power or authority would not have a Holdings Material Adverse Effect. Each jurisdiction in which Holdings or any of the Holdings Subsidiaries is qualified to do business is set forth in Section 3.1(a) of the USRealty Disclosure Schedule.

          (b) USRealty has been duly organized and is validly existing under the laws of Luxembourg.

          (c) USRealty has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by USRealty, the performance by USRealty of its obligations hereunder and the consummation by USRealty of the transactions contemplated hereby have been duly and validly authorized by the USRealty Board and, except for obtaining the USRealty Stockholders Approval, no other corporate proceeding or action on the part of USRealty, the USRealty Board or the stockholders of USRealty is necessary therefor.

          (d) The execution, delivery and performance of this Agreement by USRealty will not (i) violate or conflict with any provision of the respective articles of incorporation of USRealty or Holdings, (ii) except as set forth in
Section 3.1(d) of the USRealty Disclosure Schedule, conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any lien upon or the creation of a security interest in any of the Holdings Shares or any of the assets or properties of Holdings or any of the Holdings Subsidiaries pursuant to, or require a consent or create a penalty or increase Holdings' or any Holdings Subsidiary's payment or performance obligations under, any mortgage, lien, lease, instrument, order, arbitration award, judgment or decree, or any contract, agreement, license or permit, to which USRealty, Holdings or any Holdings Subsidiary is a party or by which any of them or any of their property is bound, other than as would not, individually or in the aggregate, have a Holdings Material Adverse Effect or materially delay the consummation of the Equity Purchase and the transactions contemplated by the Plan of Liquidation or
(iii) assuming that all consents, approvals, authorizations and other actions described in Section 3.7(b) have been obtained and all filings and obligations set forth in Section 3.7(b) have been made, violate or conflict with, or result in the imposition of any lien (other than liens arising from any actions taken or arrangements made by SCGI or any of its subsidiaries) upon any of the Holdings Shares, or any of the assets or properties of Holdings or any Holdings Subsidiary pursuant to, any provision of law, regulation, rule, writ, injunction, decree, statute, order, judgment or ruling of any federal, state, local, foreign, supernational or supranational court or tribunal (including any court or tribunal dealing with labor matters), governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel ("GOVERNMENTAL AUTHORITY") or any other restriction of any kind or character to which USRealty, Holdings or any Holdings Subsidiary is or may be subject or by which any of them or any of their property is or may be bound, other than violations, conflicts, liens and restrictions that would not, individually or in the aggregate, have a Holdings Material Adverse Effect or materially delay the consummation of the Equity Purchase and the transactions contemplated by the Plan of Liquidation. This Agreement has been duly executed and delivered by USRealty, and, assuming the due execution hereof by SCGI and Purchaser, this Agreement constitutes the legal, valid and binding obligation of USRealty enforceable against USRealty in accordance with its terms, except as may be limited or otherwise affected by Luxembourg laws relating to the collective procedures of undertaking of collective investment.

          (e) Upon consummation of the Equity Purchase at the Purchase and Sale Closing, as contemplated by this Agreement, USRealty will deliver to SCGI good and valid title to all of the outstanding Holdings Shares that it owns, free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or other rights of third parties (except those imposed by any action taken or arrangement made by SCGI or any of its subsidiaries).

          (f) USRealty has made available to SCGI complete and correct copies of the articles of incorporation (or similar instruments), as amended to date, of USRealty, Holdings and each of the Holdings Subsidiaries, and has made available to SCGI the corporate minute books containing the records of meetings of the stockholders and boards of directors, the stock certificate books and the stock record books of Holdings and the Holdings Subsidiaries. The stock record books of Holdings and the Holdings Subsidiaries which USRealty has made available to SCGI are complete and correct in all material respects and accurately reflect the ownership of all of the outstanding shares of Holdings' and the Holdings Subsidiaries' respective capital stock and all other securities issued by any of Holdings or the Holdings Subsidiaries. Neither Holdings nor any of the Holdings Subsidiaries is in default under or in violation of any provision of its articles of incorporation (or similar instruments).

          (g) The sale of the Holdings Shares pursuant hereto and the liquidation of USRealty pursuant to the Plan of Liquidation will not give rise to any material Tax for or to USRealty or Holdings in Luxembourg or any of its political subdivisions, other than Taxes, if any, arising from the transactions contemplated by Section 5.15.

          Section 3.2. CAPITALIZATION; STRUCTURE. (a) As of June 30, 2000, the authorized capital stock of USRealty consisted of 250,000,000 USRealty Shares, of which (i) 74,877,121 USRealty Shares were issued and outstanding, (ii) 11,684,751USRealty Shares were owned by USRealty, and (iii) 11,875,298 USRealty Shares are reserved or available for issuance upon the conversion of the USRealty Notes. Since June 30, 2000, no shares of capital stock of USRealty or options or warrants or other rights to acquire capital stock from USRealty have been issued or reserved for issuance except upon any conversion of the USRealty Notes in accordance with the terms thereof. All of the outstanding shares of capital stock of USRealty are validly issued, fully paid and nonassessable. Except for the USRealty Notes, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which USRealty, Holdings or any Holdings Subsidiary is a party or by which any of them is bound obligating USRealty, Holdings or any Holdings Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of USRealty or obligating USRealty, Holdings or any Holdings Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and there are no outstanding obligations of USRealty, Holdings or any Holdings Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of USRealty. No bonds, debentures, notes or other indebtedness of USRealty having the right to vote on any matters on which stockholders may vote are issued or outstanding.

          (b) The authorized capital stock of Holdings consists of 800,000,000 Holdings Shares, of which 4,300 shares are issued and outstanding. All of the outstanding shares of capital stock of Holdings are validly issued, fully paid and nonassessable and are owned beneficially and of record by USRealty, except for one share which is owed by the Operating Advisor. All of the outstanding shares of capital stock or other equity interests of the Holdings Subsidiaries, and, to the knowledge of USRealty, all of the shares of capital stock of the Private Investees directly or indirectly owned by Holdings, all as listed in
Section 3.2(b) of the USRealty Disclosure Schedule, are validly issued, fully paid and nonassessable. The outstanding shares of capital stock or other equity interests of the Holdings Subsidiaries and the Private Investees are owned by Holdings, in the amounts set forth in Section 3.2(b) of the USRealty Disclosure Schedule.

Neither the Holdings Shares nor the shares of outstanding common stock or other equity interests of any Holdings Subsidiary, or, to the knowledge of USRealty, any Private Investee, have been issued in violation of, or are subject to, any preemptive rights. The shares of capital stock or other equity interests of the Holdings Subsidiaries and the Private Investees (to the extent such shares or interests are owned by Holdings) and the Holdings Shares are owned in each case free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions. Other than pursuant to the Advance Agreement and the Holdings Advance Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which USRealty, Holdings or any Holdings Subsidiary is a party or by which any of them is bound obligating USRealty, Holdings or any Holdings Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Holdings or any Holdings Subsidiary or obligating USRealty, Holdings or any Holdings Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and there are no outstanding obligations of USRealty, Holdings or any Holdings Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Holdings or any Holdings Subsidiary.

          (c) Neither Holdings nor any Holdings Subsidiary directly or indirectly owns or has the right to acquire any capital stock of or other equity interests, investment, partnership, joint venture or similar interest in any corporation, partnership or other entity or other Person except for the ownership of the outstanding shares or other equity interests of the Holdings Subsidiaries as set forth in Section 3.2(b) of the USRealty Disclosure Schedule or as set forth in Section 3.2(c) of the USRealty Disclosure Schedule.

          Section 3.3. FINANCIAL STATEMENTS. (a) USRealty has previously furnished to SCGI true and complete copies of (i) the financial statements of Holdings and each of its subsidiaries, including statements of net assets as of December 31, 1999 and 1998, statements of operations and consolidated statements of cash flows for the fiscal years ended December 31, 1999, 1998 and 1997 (such financial statements being audited and accompanied by the unqualified opinions of PricewaterhouseCoopers (Luxembourg) S.a.r.l.), as applicable, and (ii) unaudited financial statements for Holdings and its subsidiaries as of and for the six-month period ended June 30, 2000 (collectively, the "HOLDINGS FINANCIAL STATEMENTS"). The audited balance sheet as of December 31, 1999 is referred to in this Agreement as the "HOLDINGS BALANCE SHEET". The Holdings Financial Statements (including, in each case, any notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of Holdings and each of its subsidiaries for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein and except, in the case of the unaudited Holdings Financial Statements, for changes resulting from normal and recurring year-end adjustments). The Holdings Financial Statements have been prepared from and in accordance with the books and records of Holdings and its subsidiaries.

          (b) USRealty has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC and the CSSF since January 1, 1999 (collectively, including all exhibits thereto, the "USREALTY REPORTS"). As of their respective dates, none of the USRealty Reports (and, if amended or super-seded by a filing prior to the date hereof or the Closing Date, then on the date of such filing), contained, and none of the USRealty Reports filed subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the USRealty Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of USRealty and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such USRealty Reports, as of their respective dates (and as of the date of any amendment to the respective USRealty Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and the applicable rules and regulations of the CSSF, respectively.

          (c) USRealty has no assets or property other than the Holdings Shares, and other than as set forth in Section 3.3(c) of the USRealty Disclosure Schedule (the assets and property set forth in such Section 3.3(c) of the USRealty Disclosure Schedule, the "USREALTY OTHER ASSETS").

          Section 3.4. PROPERTIES; LEASES. Except for Permitted Exceptions, at the Purchase and Sale Closing, Holdings or a Holdings Subsidiary will have good and, with respect to real property, marketable title to, or valid leasehold interests in, as the case may be, and hold free and clear of all Encumbrances, all of the material properties reflected in the Holdings Balance Sheet or acquired in the ordinary course of business since the date of the Holdings Balance Sheet other than properties sold in the ordinary course of business consistent with past practice. USRealty has delivered to SCGI or otherwise made available, correct and complete copies of all material leases relating to real property to which Holdings or any of the Holdings Subsidiaries is a party, all of which are identified in Section 3.4 of the USRealty Disclosure Schedule. There are no pending or, to USRealty's knowledge, threatened condemnation proceedings relating to any of such material real property.

          Section 3.5. ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, since December 31, 1999, there has been no (a) Holdings Material Adverse Effect or (b) action taken by Holdings or any Holdings Subsidiary which, if taken from the date hereof through the Purchase and Sale Closing, would violate Section 5.4(b) through (k).

          Section 3.6. LITIGATION; ORDERS. Except as set forth in the USRealty Reports filed prior to the date hereof, or as set forth in Section 3.6 of the USRealty Disclosure Schedule, there are no Actions pending or, to the knowledge of USRealty, threatened or claims asserted against Holdings or any Holdings Subsidiary that would, individually or in the aggregate, have a Holdings Material Adverse Effect. There are no judgments or outstanding orders, injunctions, decrees, stipulations, settlement agreements, citations, investigations, fines or awards against or binding upon Holdings or any Holdings Subsidiary or any of their respective properties or businesses that would, individually or in the aggregate, have a Holdings Material Adverse Effect.

          Section 3.7. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. (a) Holdings and the Holdings Subsidiaries possess or have been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers ("LICENSES") of any Governmental Authority necessary to conduct their businesses in the manner in which they are presently being conducted, except where the failure to possess or be granted such Licenses would not, individually or in the aggregate, have a Holdings Material Adverse Effect.

          (b) Except (i) as set forth in Section 3.7(b) of the USRealty Disclosure Schedule, (ii) the applicable notification requirements of the HSR Act and the approval of the CSSF, (iii) required filings under the Exchange Act,
(iv) any required filings and notices to the NYSE or the Amsterdam Stock Exchange, and (v) those the failure to make, file, give or obtain which would not, individually or in the aggregate, have a Holdings Material Adverse Effect or prevent the consummation of the Equity Purchase and the other transactions contemplated hereby, there are no Licenses required to be made, filed, given or obtained by USRealty, Holdings or any of the Holdings Subsidiaries with, to or from any Governmental Authority in connection with the consummation of the Equity Purchase and the other transactions contemplated under this Agreement.

          Section 3.8. COMPLIANCE WITH LAWS. To the knowledge of USRealty, the conduct of the businesses of Holdings and the Holdings Subsidiaries is in and has been in compliance in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. None of USRealty, Holdings or the Holdings Subsidiaries has received written notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority applicable to Holdings or any of the Holdings Subsidiaries or to their properties which has not been satisfactorily addressed and which give rise to material fines or other civil penalties or to any criminal liabilities.

          Section 3.9. INSURANCE. Each of Holdings and the Holdings Subsidiaries is covered by valid and currently effective insurance policies issued in its favor that are customary in scope and amount of coverage for companies of similar size and financial condition in the industry and locale in which it operates. Except as would not, individually or in the aggregate, have a Holdings Material Adverse Effect, all such policies are in full force and effect, all premiums due thereon have been paid and Holdings and the Holdings Subsidiaries have complied with the provisions of such policies.

          Section 3.10. MATERIAL CONTRACTS. Section 3.10 of the USRealty Disclosure Schedule sets forth, as of the date hereof, (i) each contract, agreement, arrangement or understanding to which Holdings or any Holdings Subsidiary is a party or by which any of them or any of their properties or assets is bound and which, if Holdings were subject to the periodic reporting requirements under the Exchange Act, would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange
Act) which is not filed as an exhibit to the USRealty Reports filed prior to the date hereof or (ii) any non-competition agreement or any other agreement or arrangement that materially limits or otherwise materially restricts Holdings or any Holdings Subsidiary or any successor thereto or acquiror thereof from engaging or competing in any material line of business or in any geographic area.

          Section 3.11. BROKERS, FINDERS, ETC. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of USRealty or any of its subsidiaries, except the USRealty Financial Advisor, whose fees and expenses will be paid by USRealty in accordance with USRealty's agreement with such firm, a copy of which has been provided to SCGI.

          Section 3.12. NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed in the USRealty REPORTS and the Holdings Financial Statements, respectively, since December 31, 1999, neither USRealty nor Holdings and the Holdings Subsidiaries, respectively, have incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of, respectively, USRealty or Holdings and the Holdings Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business or (ii) liabilities that would not, individually or in the aggregate, have a Holdings Material Adverse Effect.

          Section 3.13. JOINT PROXY STATEMENT/PROSPECTUS; FORM S-4. (a) None of the information supplied or to be supplied by USRealty for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act or at the time of any post-effective amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to USRealty stockholders or SCGI stockholders or at the time of the USRealty Stockholders Meeting or the SCGI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and with all applicable Luxembourg regulations and requirements.

          (b) Notwithstanding the foregoing provisions of this Section 3.13, no representation or warranty is made by USRealty with respect to statements made or incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus based on information supplied by SCGI or Purchaser for inclusion or incorporation by reference therein.

          Section 3.14. REQUIRED VOTE. The affirmative vote of the holders of at least 66-2/3% of the USRealty Shares present or represented at a meeting at which at least a majority of the outstanding USRealty Shares are present or represented is the only vote of the holders of any class of capital stock of USRealty necessary to approve this Agreement and the dissolution and liquidation of USRealty in accordance with the Plan of Liquidation (the "REQUIRED USREALTY VOTE").

          Section 3.15. OPINION OF USREALTY FINANCIAL ADVISOR. USRealty has received the opinion of the USRealty Financial Advisor, dated the date hereof, to the effect that, based on, and subject to, the various assumptions and qualifications set forth in such opinion, as of such date, the consideration to be received by the USRealty stockholders (other than SCGI and its af-filiates) pursuant to the transactions contemplated hereby are fair to such stockholders from a financial point of view, a copy of which opinion has been made available to SCGI.

          Section 3.16. BOARD APPROVAL. The Special Committee by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement is fair to and in the best interests of USRealty and its stockholders other than SCGI and its affiliates, (b) approved this Agreement, the Equity Purchase and the Plan of Liquidation, and (c) recommended that the full USRealty Board approve this Agreement, the Equity Purchase and the Plan of Liquidation. The USRealty Board, based upon the unanimous recommendation of the Special Committee, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly
(i) determined that this Agreement is fair to and in the best interests of USRealty and its stockholders other than SCGI and its affiliates, (ii) approved this Agreement, the Equity Purchase and the Plan of Liquidation, (iii) determined to recommend that the stockholders of USRealty approve this Agreement and the Plan of Liquidation, and (iv) directed that this Agreement and the Plan of Liquidation be submitted for consideration by USRealty's stockholders at the USRealty Stockholders Meeting. To the knowledge of USRealty, no foreign, state or local takeover statute is applicable to the Equity Purchase or the other transactions contemplated by this Agreement.

          Section 3.17. NO DISSENTERS' RIGHTS. The transactions contemplated by this Agreement will not give rise to any right on the part of the stockholders of USRealty to obtain in respect of their USRealty Shares any amount determined by any Governmental Authority under any law or regulation of any Governmental Authority applicable to USRealty.

          Section 3.18. EXEMPTION FROM TAKEOVER LAWS. The transactions contemplated hereby are not subject to the requirements of any "moratorium", "control share", "fair price" or other anti-takeover laws and regulations (collectively, "TAKEOVER LAWS") of the Grand Duchy of Luxembourg.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SCGI AND PURCHASER

          Except as set forth in the SCGI Disclosure Schedule delivered by SCGI to USRealty prior to the execution hereof (the "SCGI DISCLOSURE SCHEDULE")(each Section of which qualifies the correspondingly numbered representation and warranty or covenant) SCGI and Purchaser, jointly and severally, hereby represent and warrant to USRealty as follows:

          Section 4.1. INCORPORATION; AUTHORIZATION; ETC. (a) Each of SCGI, Purchaser and SCGI's subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of SCGI, Purchaser and SCGI's subsidiaries has full corporate power and authority to own its properties and assets and to conduct its business as it is now being conducted and is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its busi-ness requires it to be so qualified, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have an SCGI Material Adverse Effect.

          (b) Each of SCGI and Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SCGI and Purchaser, the performance by SCGI and Purchaser of their obligations hereunder and the consummation by SCGI and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of SCGI and Purchaser and, except for (i) obtaining the Required SCGI Vote for the issuance of the Purchase Price Shares pursuant hereto (the "SCGI SHARE ISSUANCE") and (ii) the filing of articles supplementary with the Maryland State Department of Assessments and Taxation in connection with the Charter Amendment, no other corporate proceeding or action on the part of SCGI or Purchaser or their respective Boards of Directors and stockholders are necessary therefor.

          (c) The execution, delivery and performance of this Agreement by SCGI and Purchaser will not (i) (assuming the Charter Amendment has become effective), violate or conflict with any provision of the respective charters (or similar organizational documents) of SCGI, Purchaser and SCGI's subsidiaries, (ii) except as set forth in Section 4.1(c) of the SCGI Disclosure Schedule, conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any lien upon or the creation of a security interest in any of the Purchase Price Shares or any of the assets or properties of SCGI or any of its subsidiaries pursuant to, or require a consent or create a penalty or increase SCGI's or any such subsidiary's payment or performance obligations under, any material mortgage, lien, lease, instrument, order, arbitration award, judgment or decree, or any material contract, agreement, license or permit, to which SCGI or any of its subsidiaries is a party or by which any of them or any of their property is bound, or (iii) assuming that all consents, approvals, authorizations and other actions described in Section 4.7 have been obtained and all filings and obligations set forth in Section 4.7 have been made, violate or conflict with in any material respect, or result in the imposition of any material lien upon any of the Purchase Price Shares or any of the assets or properties of SCGI and its subsidiaries pursuant to, any provision of law, regulation, rule, writ, injunction, decree, statute, order, judgment or ruling of any Governmental Authority or any other material restriction of any kind or character to which SCGI or any of its subsidiaries is or may be subject or by which any of them or any of their property is or may be bound. This Agreement has been duly executed and delivered by SCGI and Purchaser, and, assuming the due execution hereof by USRealty, this Agreement constitutes the legal, valid and binding obligation of SCGI and Purchaser, enforceable against SCGI and Purchaser in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and principles of equity, whether considered at law or in equity, including concepts of materiality, reasonableness, public policy and unconscionability.

          (d) Upon consummation of the Equity Purchase at the Purchase and Sale Closing, as contemplated by this Agreement, Purchaser will deliver to USRealty good and valid title to the Purchase Price Shares, free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or other rights of third parties (except those imposed by any action taken or arrangement made by USRealty or any of its subsidiaries).

          (e) SCGI has made available to USRealty complete and correct copies of the charters (or similar instruments), as amended to date, of SCGI and each of its subsidiaries, and has made available to USRealty the corporate minute books containing the records of meetings of the stockholders and boards of directors of SCGI and each of its subsidiaries. None of SCGI, Purchaser or SCGI's subsidiaries is in default under or in violation of any provision of its charter (or similar instruments).

          Section 4.2. CAPITALIZATION. (a) As of August 31, 2000, the authorized capital stock of SCGI consisted of (i) 20,000,000 SCGI Class A Common Shares, of which 1,094,121 shares were issued and outstanding and no shares were held in the treasury of SCGI, 204,484 shares were reserved for issuance upon conversion of SCGI's 6.50% Convertible Subordinated Debentures Due March 29, 2016, 153,135 shares were reserved for issuance upon the exercise of stock options outstanding under the SCGI Incentive Plans and 2,994 shares were reserved for issuance under the 6.5% Debenture Interest Reinvestment Plan, (ii) 229,537,385 SCGI Class B Common Shares, of which 53,157,330 shares were outstanding, no shares were held in the treasury of SCGI, 15,238,483 shares were reserved for issuance upon the exercise of stock options and vesting of RSUs outstanding under the SCGI Incentive Plans or conversion of Class A Common Shares issuable upon their exercise or vesting, 54,706,050 shares were reserved for issuance upon conversion of outstanding Class A Common Shares, 6,606,205 shares were reserved for issuance upon conversion of Series B Preferred Shares, 10,224,189 shares were reserved for issuance upon conversion of Class A Common Shares reserved for issuance upon conversion of SCGI's 6.5% Convertible Subordinated Debentures and 149,700 shares were reserved for issuance upon conversion of Class A Common Shares reserved for issuance under the 6.5% Debenture Reinvestment Plan (iii) 65,973 shares of Series A Junior Participating
Preferred Stock, US$.01 par value per share, of which no shares were outstanding and all of which shares were reserved for issuance upon exercise of the Rights issued pursuant to the Rights Agreement, (iv) 139,000 shares of Series A Cumulative Convertible Redeemable Voting Preferred Stock, US$.01 par value per share, of which no shares were issued and outstanding, and
(v) 257,642 SCGI Series B Preferred Shares, of which 257,642 shares were issued and outstanding. Since August 31, 2000, no shares of capital stock of SCGI or options or warrants or other rights to acquire capital stock from SCGI have been issued or reserved for issuance except (x) in respect of the securities described in the foregoing sentence and (y) in respect of the grant or exercise of stock options or RSUs as permitted by Section 5.5. All issued and outstanding shares of capital stock of SCGI are validly issued, fully paid and nonassessable. As a result of the Charter Amendment, the number of authorized Class A Common Shares will be changed to 15,543,012 Class A Common Shares, the number of authorized Class B Common Shares will be changed to 234,133,373 Class B Common Shares and the Series A Cumulative Convertible Redeemable Voting Preferred Stock will be eliminated.

          (b) Except (i) as set forth in Section 4.2(b) of the SCGI Disclosure Schedule or in the SCGI SEC Reports, (ii) as contemplated by this Agreement,
(iii) as set forth in Section 4.2(a), and (iv) the Rights issued pursuant to the Rights Agreement, (x) there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which SCGI or any of its subsidiaries is a party or by which any of them is bound obli-gating SCGI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of SCGI or obligating SCGI or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, (y) there are no outstanding obligations of SCGI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of SCGI, and (z) no bonds, debentures, notes or other indebtedness of SCGI having the right to vote on any matters on which stockholders may vote are issued or outstanding. The Purchase Price Shares, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, and will not have been issued in violation of, or be subject to, any preemptive rights.

          (c) All the outstanding shares of capital stock of, or other equity interests in, each SCGI subsidiary have been validly issued and are fully paid and nonassessable and are owned to the extent set forth in Section 4.2(c) of the SCGI Disclosure Schedule directly or indirectly by SCGI, free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions. Except as set forth in the SCGI SEC Reports, neither SCGI nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than SCGI's subsidiaries), that is or would reasonably be expected to be material to SCGI and its subsidiaries taken as a whole.

          Section 4.3. REPORTS AND FINANCIAL STATEMENTS. SCGI has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1999 (collectively, including all exhibits thereto, the "SCGI SEC REPORTS"). As of their respective dates, none of the SCGI SEC Reports (and, if amended or superseded by a filing prior to the date hereof or the Closing Date, then on the date of such filing), contained, and none of the SCGI SEC Reports filed subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SCGI SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of SCGI and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such SCGI SEC Reports, as of their respective dates (and as of the date of any amendment to the respective SCGI SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

          Section 4.4. PROPERTIES; LEASES. Except for Permitted Exceptions or as set forth in Section 4.4 of the SCGI Disclosure Schedule, at the Purchase and Sale Closing SCGI or a subsidiary of SCGI will have good and marketable title to, or valid leasehold interests in, as the case may be, and hold free and clear of all Encumbrances, all of the material properties reflected in the SCGI Balance Sheet or acquired in the ordinary course of business since the date of the SCGI Balance Sheet other than properties sold in the ordinary course of business consistent with past practice. SCGI has delivered to USRealty or otherwise made available, correct and complete copies of all material leases relating to real property to which SCGI or any of its subsidiaries is a party. There are no pending or, to SCGI's knowledge, threatened condemnation proceedings relating to any of such material real property.

          Section 4.5. ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, since December 31, 1999, there has been no (a) SCGI Material Adverse Effect or (b) action taken by SCGI which, if taken from the date hereof through the Closing Date, would violate Section 5.5.

          Section 4.6. LITIGATION; ORDERS. Except as set forth in the SCGI SEC Reports, there are no Actions pending or, to the knowledge of SCGI, threatened or claims asserted against SCGI or any of its subsidiaries that would have an SCGI Material Adverse Effect. There are no material judgments or material outstanding orders, injunctions, decrees, stipulations, settlement agreements, citations, investigations, fines or awards against or binding upon SCGI and its subsidiaries or any of their respective properties or businesses.

          Section 4.7. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. (a) SCGI and its subsidiaries possess or have been granted all material Licenses of any Governmental Authority necessary to conduct their businesses in the manner in which they are presently being conducted.

          (b) Except (i) as set forth in Section 4.7(b) of the SCGI Disclosure Schedule, (ii) for the applicable notification requirements of the HSR Act,
(iii) required filings under the Exchange Act and the Securities Act, (iv) the filing of articles supplementary with the Maryland State Department of Assessments and Taxation in connection with the Charter Amendment, (v) any required filings and notices to the NYSE or the Amsterdam Stock Exchange, and
(vi) those the failure to make, file, give or obtain which would not, individually or in the aggregate, have an SCGI Material Adverse Effect or prevent the consummation of the Equity Purchase and the other transactions contemplated hereby, there are no Licenses required to be made, filed, given or obtained by SCGI or any of its subsidiaries with, to or from any Governmental Authority in connection with the consummation of the Equity Purchase and the other transactions contemplated by this Agreement.

          Section 4.8. COMPLIANCE WITH LAWS. To the knowledge of SCGI and Purchaser, the conduct of the businesses of SCGI and its subsidiaries is in and has been in compliance in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. Neither SCGI nor any of its subsidiaries has received written notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority applicable to SCGI or any of its subsidiaries or to their properties which has not been satisfactorily addressed and which give rise to material fines or other civil penalties or to any criminal liabilities.

          Section 4.9. INSURANCE. Each of SCGI and its subsidiaries is covered by valid and currently effective insurance policies issued in its favor that are customary in scope and amount of coverage for companies of similar size and financial condition in the industry and locale in which it operates. All such policies are in full force and effect, all premiums due thereon have been paid and SCGI and its subsidiaries have complied with the provisions of such policies in all material respects.

          Section 4.10. MATERIAL CONTRACTS. As of the date hereof, except as set forth in the SCGI SEC Reports filed prior to the date hereof, neither SCGI nor any of its subsidiaries is a party to or bound by (i) any "MATERIAL CONTRACT" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange
Act), or (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts SCGI or any of its subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area, which agreement or arrangement would reasonably be expected to have an SCGI Material Adverse Effect, giving effect to the Equity Purchase.

          Section 4.11. BROKERS, FINDERS, ETC. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of SCGI or any of its subsidiaries except the SCGI Financial Advisor, whose fees and expenses will be paid by SCGI in accordance with SCGI's agreement with such firm.

          Section 4.12. NO UNDISCLOSED LIABILITIES. Except as disclosed in the SCGI SEC Reports filed prior to the date hereof, since December 31, 1999, SCGI and its subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of SCGI and its subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business, (ii) liabilities that would not have an SCGI Material Adverse Effect, and (iii) liabilities incurred in connection with the financing for the Equity Purchase, as described in the commitment letter set forth in Section 6.2(b) of the SCGI Disclosure Schedule, and fees and expenses (including fees and expenses of legal counsel and accountants) relating to such financing.

          Section 4.13. JOINT PROXY STATEMENT/PROSPECTUS; FORM S-4. (a) None of the information supplied or to be supplied by SCGI for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act or at the time of any post-effective amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to USRealty stockholders or SCGI stockholders or at the time of the USRealty Stockholders Meeting or the SCGI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC thereunder.

          (b) Notwithstanding the foregoing provisions of this Section 4.13, no representation or warranty is made by SCGI with respect to statements made or incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus based on information supplied in writing by USRealty for inclusion or incorporation by reference therein.

          Section 4.14. REQUIRED VOTE. The affirmative vote of the holders of at least a majority of the votes cast by the holders of the SCGI Voting Shares voting as a single class, provided that the total vote cast represents over 50% in interest of all SCGI Voting Shares entitled to vote, is the only vote of the holders of any class of capital stock of SCGI necessary to approve the SCGI Share Issuance (the "REQUIRED SCGI VOTE").

          Section 4.15. ENVIRONMENTAL MATTERS. Except as would not have an SCGI Material Adverse Effect and except as disclosed in the SCGI SEC Reports filed prior to the date hereof, (a) the operations of SCGI and its subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws, (b) there are no pending or, to the knowledge of SCGI, threatened, Actions under or pursuant to Environmental Laws against SCGI or any of its subsidiaries or involving any real property currently or, to the knowledge of SCGI, formerly owned, operated or leased by SCGI or any of its subsidiaries, and (c) SCGI and its subsidiaries are not subject to any Environmental Liabilities and, to the knowledge of SCGI, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of SCGI, formerly owned, operated or leased by SCGI or any of its subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities.

          As used in this Agreement, "ENVIRONMENTAL LAWS" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Authority, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as in effect on or prior to the Closing Date and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Clean Water Act, 33 U.S.C.
Section 1251 ET SEQ., the Clean Air Act, 33 U.S.C. Section 2601 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 ET SEQ., Occupational Safety and Health Act 29 U.S.C. Section 651 ET SEQ. and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "ENVIRONMENTAL LIABILITIES" with respect to any Person means any and all liabilities of or relating to such Person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws, and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "HAZARDOUS MATERIALS" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws and which includes petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

          Section 4.16. TAXES. Each of SCGI and its subsidiaries has filed all Tax Returns re-quired to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not have an SCGI Material Adverse Effect.

          For purposes hereof: (i) "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, AD VALOREM, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (ii) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 4.17. EMPLOYEE BENEFITS. (a) With respect to each SCGI Employee Benefit Plan, except for SCGI Employee Benefit Plans the liabilities under which are reflected in the financial statements included in the SCGI SEC Reports or which would not have an SCGI Material Adverse Effect, SCGI has made available to USRealty a true, correct and complete copy of: (i) all plan documents, trust agreements, and insurance contracts and other funding vehicles;
(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any;
(v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

          (b) With respect to each SCGI Employee Benefit Plan, SCGI and its subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all other laws and regulations applicable to such SCGI Employee Benefit Plans and each SCGI Employee Benefit Plan has been administered in accordance with its terms, in each case except as would not have an SCGI Material Adverse Effect. Each SCGI Employee Benefit Plan that is required by ERISA to be funded is fully funded in accordance with reasonable actuarial assumptions, except as would not have an SCGI Material Adverse Effect.

          (c) To the extent that any entity which, together with SCGI, would be treated as a single employer within the meaning of Code Section 414(b), (c), (m) or (o) (an "ERISA AFFILIATE") has or at any time has had an obligation to contribute to a plan subject to Title IV of ERISA, including a multi-employer plan within the meaning of ERISA Section 4001(a)(3) (collectively, the "TITLE IV PLANS"), except in each case as would not individually or in the aggregate have an SCGI Material Adverse Effect or as otherwise disclosed or reflected in the SCGI SEC Reports, there is no liability under Title IV of ERISA that has occurred or is likely to occur in respect of such Title IV Plan.

          Section 4.18. BOARD APPROVAL. The Board of Directors of SCGI, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement is fair to and in the best interests of SCGI and its stockholders, (b) approved this Agreement, the Equity Purchase, and the SCGI Share Issuance, (c) determined to recommend that the stockholders of SCGI approve the SCGI Share Issuance and directed that the SCGI Share Issuance be submitted for consideration by SCGI's stockholders at the SCGI Stockholders Meeting, and (d) approved an amendment to the Charter of SCGI reclassifying 4,456,988 authorized but unissued Class A Common Shares and 139,000 authorized but unissued shares of Series A Preferred Stock into a total of 4,595,988 Class B Common Shares (the "CHARTER AMENDMENT").

          Section 4.19. OPINION OF SCGI FINANCIAL ADVISOR. SCGI has received the opinion of the SCGI Financial Advisor, as of the date hereof, to the effect that, as of such date, and based upon and subject to the assumptions and matters set forth therein, the consideration (consisting of the Purchase Price Shares and the Purchase Price Cash Amount) to be paid by SCGI pursuant to this Agreement is fair from a financial point of view to SCGI.

          Section 4.20. EXEMPTION FROM TAKEOVER LAWS. SCGI and Purchaser have taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws (a) of the State of Maryland, in the case of SCGI and (b) of the State of Nevada, in the case of Purchaser.

          Section 4.21. REQUIRED FINANCING. SCGI and/or Purchaser have received the commitment letter set forth on Section 6.2(b) of the SCGI Disclosure Schedule, and the funds proposed to be made available thereunder, upon receipt thereof, will be sufficient to consummate the Equity Purchase, including funds sufficient to pay the Purchase Price Cash Amount.

          Section 4.22. NO KNOWLEDGE OF BREACHES. As of the date of this Agreement, neither SCGI nor the Operating Advisor has any knowledge of any breach by USRealty of USRealty's representations and warranties hereunder.

                                   ARTICLE V

                    COVENANTS OF SCGI, PURCHASER AND USREALTY

          Section 5.1. INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND Records. (a) Prior to the Closing Date, USRealty shall and shall cause Holdings and the Holdings Subsidiaries to, and SCGI shall and shall cause its subsidiaries to, afford to representatives of the other party full access to their respective personnel, offices, plants, properties, books and records during normal business hours, in order that USRealty and SCGI may have full opportunity to make such investigations as such party desires of the affairs and assets of SCGI, on the one hand, or Holdings and the Holdings Subsidiaries on the other hand; PROVIDED, HOWEVER, that such investigation by USRealty and SCGI shall not unreasonably disrupt the personnel and operations of SCGI and its subsidiaries, on the one hand, or Holdings and the Holdings Subsidiaries, on the other hand.

          (b) On the Closing Date or as soon thereafter as practicable, USRealty will deliver or cause to be delivered to SCGI all corporate records of Holdings and the Holdings Subsidiaries, and all other original (or copies thereof, if originals are not immediately available) agreements, documents, books and records relating to the businesses of Holdings and the Holdings Subsidiaries.

          (c) Except as required by law or a regulatory body or court having jurisdiction over USRealty and except to the extent such information becomes publicly available other than as a result of any action taken by USRealty, from and after the Closing Date, USRealty shall maintain the confidentiality of non-public information with respect to Holdings and the Holdings Subsidiaries. In the event that USRealty after the Closing Date is requested, or becomes required by law or a regulatory body or court having jurisdiction over USRealty, to disclose any confidential information relating to Holdings and the Holdings Subsidiaries, USRealty will provide SCGI with prompt notice thereof (before such information is disclosed if practicable) so that SCGI may at its expense seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 5.1(c).

          Section 5.2. EFFORTS; OBTAINING CONSENTS. (a) Subject to the terms and conditions herein provided, each of USRealty, SCGI and Purchaser agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its reasonable efforts (i) to obtain all waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts necessary for the consummation of the transactions contemplated hereby, (ii) to make all required filings and registrations with, and submissions of information requested by, and to obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iii) to lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, and (iv) to fulfill all conditions to this Agreement. Each of USRealty, SCGI and Purchaser shall use all reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby.

          (b) SCGI and USRealty shall promptly file or cause to be filed with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement. SCGI shall pay the filing fee incurred in connection with such filings under the HSR Act. Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby. If either SCGI or USRealty or any Affiliate thereof receives a request for additional information or documentary material from any such government or Governmental Authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each of the parties hereto will advise the other promptly in respect of any understandings, undertakings or agreements (oral or written) which it proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Authority in connection with the transactions contemplated hereby.

          (c) SCGI shall use all reasonable efforts to cause the financing necessary for the satisfaction of the condition in Section 6.2(b) to be obtained on the terms set forth in the commitment letter attached to Schedule 6.2(b) of the SCGI Disclosure Schedule or on such other terms as may be commercially available at the time of funding.

          (d) SCGI shall file articles supplementary with the Maryland State Department of Assessments and Taxation in connection with the Charter Amendment.

          Section 5.3. FURTHER ASSURANCES. SCGI, Purchaser and USRealty agree that, from time to time, whether before, at or after the Closing Date, each of them will take such other action (including using its reasonable best efforts to cause its subsidiaries to take such action) as may be reasonably necessary to carry out the purposes and intents of this Agreement.

          Section 5.4. CONDUCT OF BUSINESS BY USREALTY. From the date hereof through the Closing Date, except as disclosed in Section 5.4 of the USRealty Disclosure Schedule or otherwise provided for in this Agreement (including pursuant to the Plan of Liquidation or Section 5.14), and, except as advised, recommended or agreed to by the Operating Advisor, or as consented to or approved by SCGI in writing, USRealty covenants and agrees that:

          (a) each of Holdings and the Holdings Subsidiaries shall operate its business in the ordinary and usual course in accordance with past practices;

          (b) none of USRealty, Holdings or the Holdings Subsidiaries shall issue, sell or agree to issue or sell (i) any shares of its capital stock, or
(ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or make any change in its issued and outstanding capital stock or redeem, purchase or otherwise acquire any of its capital stock, other than as required pursuant to obligations set forth in Section 5.4 of the USRealty Disclosure Schedule;

          (c) neither Holdings nor any Holdings Subsidiary shall (i) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other employees other than increases in compensation in the ordinary course of business and consistent with past practice and which are not material in the aggregate; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer or employee, whether past or present, other than as required by applicable law, contracts or plan documents in effect on the date hereof; (iii) enter into any new employment, severance, consulting, or other compensation agreement with any director, officer or employee or other person other than in connection with any new hires or promotions in the ordinary course and consistent with past practice; or (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or adopt or amend or commit itself to adopt or amend any of such plans, funds or similar arrangements in existence on the date hereof;

          (d) none of USRealty, Holdings nor any of the Holdings Subsidiaries shall (i) amend its articles of incorporation (or similar instruments), (ii) declare any dividend or make any distribution with respect to its capital stock (other than any dividend or distribution by Holdings to USRealty as may be necessary to allow USRealty to defray the reasonable costs and expenses of the liquidation of USRealty pursuant to the Plan of Liquidation, and which cannot be satisfied out of the USRealty Other Assets), (iii) assume, incur or guarantee any obligation for borrowed money other than trade payables in the ordinary course of business consistent with past practice, (iv) cancel or compromise, except for compromises of current or former short-term trade receivables or other current assets in the ordinary course of business consistent with past practice, any debts owed to it, or (v) waive or release any rights of material value;

          (e) none of USRealty, Holdings nor any of the Holdings Subsidiaries shall (i) sell, transfer, lease or otherwise dispose of any of its assets other than inventory, accounts receivable or fixtures in the ordinary course of business consistent with past practice, (ii) create or permit to exist any new security interest, lien or encumbrance on any of its properties or assets, other than Permitted Exceptions, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) make any investment in or purchase any securities of any Person other than in connection with the cash management activities of USRealty, Holdings and the Holdings Subsidiaries in the ordinary course of business consistent with past practice, other than as required pursuant to obligations set forth in Section 5.4 of the USRealty Disclosure Schedule, (v) purchase any assets of any Person other than in the ordinary course of business consistent with past practice or (vi) incur any liabilities which are, in the aggregate, in excess of liabilities that can be funded with internally generated cash flows, other than liabilities incurred to fund binding commitments in effect as of the date hereof or liabilities the incurrence of which is necessary to fund the ordinary course business activities of such entities consistent with past practice;

          (f) neither Holdings nor any Holdings Subsidiary shall permit a change in its methods of maintaining its books, accounts or business records or, except as required by GAAP or applicable Luxembourg accounting principles (in which event prior notice shall be given to SCGI), change any of its accounting principles or the methods by which such principles are applied for tax or financial reporting purposes;

          (g) the Holdings Subsidiaries together shall incur capital expenditures only in the ordinary course of business consistent with prior practice and not in excess of the capital budget provided to SCGI prior to the date hereof;

          (h) none of USRealty, Holdings nor any of the Holdings Subsidiaries shall (i) enter into or terminate any material lease, contract or agreement, or make any change in any of their material leases, contracts and agreements, (ii) reclassify any assets or liabilities, or (iii) do any other act that (A) would cause any representation or warranty of USRealty in this Agreement to be or become untrue in any material respect or (B) would reasonably be expected to have a Holdings Material Adverse Effect;

          (i) USRealty, Holdings and the Holdings Subsidiaries will comply in all material respects with all material laws and regulations applicable to them;

          (j) neither Holdings nor any of the Holdings Subsidiaries shall make any election with respect to Taxes, consent to any waiver or extension of time to assess or collect any Taxes or file any Tax Return other than a Tax Return filed in the ordinary course of business and prepared in a manner consistent with past practice;

          (k) none of USRealty, Holdings nor any of the Holdings Subsidiaries shall agree to take any action prohibited by this Section 5.4;

          (l) None of USRealty, Holdings or any of the Holdings Subsidiaries shall propose, initiate or approve any action to be taken by a Private Investee, if such action if taken by a Holdings Subsidiary would be prohibited by this
Section 5.4 or Section 5.7.

          Section 5.5. CONDUCT OF BUSINESS BY SCGI. From the date hereof through the Closing Date, except as otherwise contemplated in this Agreement or set forth in Section 5.5 of the SCGI Disclosure Schedule, and except as consented to or approved by USRealty in writing, SCGI covenants and agrees that (a) except for (i) issuances of SCGI Shares (including the related Rights) upon exercise of outstanding stock options or vesting of outstanding RSUs or upon the exercise, conversion or redemption pursuant to their terms of securities outstanding on the date hereof and under the 6.5% Debenture Interest Reinvestment Plan and (ii) new grants of stock options (and issuances of SCGI Shares and the related Rights upon exercise thereof), SCGI Shares and RSUs in each case pursuant to the terms of the SCGI Incentive Plans, it shall not issue, sell or agree to issue or sell
(x) any shares of its capital stock or (y) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or make any change in its issued and outstanding capital stock; (b) except for the filing of articles supplementary with the Maryland State Department of Assessments and Taxation in connection with the Charter Amendment, it shall not amend its charter; (c) it shall not declare any dividend or make any distribution with respect to its capital stock, other than pursuant to the terms of SCGI capital stock outstanding as of the date hereof;
(d) it shall not redeem, purchase or otherwise acquire any SCGI Shares other than in open market transactions or in negotiated transactions with third parties or in connection with cashless exercises; and (e) it shall not agree to take any action prohibited by this Section 5.5.

          Section 5.6. PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, subject to the terms and conditions of this Agreement, USRealty shall, and shall cause Holdings and the Holdings Subsidiaries to, use all reasonable efforts to preserve the business of Holdings and the Holdings Subsidiaries intact, to preserve the good will of customers, suppliers, employees and others having significant business relations with Holdings and the Holdings Subsidiaries, to retain their key employees, and to maintain insurance in full force and effect.

          Section 5.7. NON-SOLICITATION. Except as otherwise contemplated in this Agreement or in Section 5.4 of the USRealty Disclosure Schedule, USRealty shall not, and shall not permit Holdings or the Holdings Subsidiaries to, directly or indirectly, (a) solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any negotiations or agreements relating to the sale or exchange of any Holdings Shares, any shares of capital stock of U.S. Realty, any Holdings Subsidiary or any Private Investee or all, or a substantial part, of the assets of U.S. Realty, Holdings, any Holdings Subsidy or any Private Investee or (b) furnish or cause to be furnished any non-public information concerning the business and operations of any of them to any Person (other than to or at the request of SCGI and its representatives) other than in the ordinary course of business consistent with past practice or as required by applicable law (including applicable laws relating to the duties of the USRealty Board).

          Section 5.8. FINANCIAL STATEMENTS. Prior to and through the Closing Date, USRealty shall deliver to SCGI promptly after they are prepared such monthly or other financial statements or financial reports of USRealty, Holdings and the Holdings Subsidiaries as are prepared by or relating to USRealty, Holdings and the Holdings Subsidiaries in the ordinary course of business and such other financial information as SCGI may reasonably request, promptly after such request. USRealty shall use its reasonable efforts to have PricewaterhouseCoopers (Luxembourg) S.a.r.l. consent to SCGI's use of and reliance on the Holdings Financial Statements and such other financial statements of USRealty and its subsidiaries and/or Holdings and the Holdings Subsidiaries as may be required in connection with filings under the U.S. federal securities laws.

          Section 5.9. SATISFACTION AND DISCHARGE OF USREALTY NOTES. Section 401 of the Notes Indenture provides for the satisfaction and discharge of the Notes Indenture with respect to the USRealty Notes under certain circumstances specified in such Section 401 of the Notes Indenture, including among other things, the deposit by USRealty with the Trustee of funds for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the USRealty Notes at a specified redemption date and the entering into of arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of USRealty. Prior to the date hereof, Purchaser, USRealty and the Trustee have arranged (and USRealty and SCGI do hereby agree), for purposes of effecting, at the Purchase and Sale Closing as contemplated by Section 2.1, the satisfaction and discharge of the Notes Indenture with respect to the USRealty Notes pursuant to Section 401 of the Notes Indenture (the "SATISFACTION AND DISCHARGE"), that, at the Purchase and Sale Closing: (a) Purchaser and USRealty shall enter into an agreement with the Trustee in the form attached as EXHIBIT B, (b) USRealty shall deliver in trust to the Trustee an amount of cash (the "NOTES PAYOFF AMOUNT") equal to, at SCGI's election, either (i) the Accreted Value (as defined in the Notes Indenture) on the later of May 23, 2001 or such date as is 30 days following the Closing Date (the "REDEMPTION DATE") of all USRealty Notes outstanding on the Closing Date plus any interest payments required to be made on such USRealty Notes following the Closing Date through and including the Redemption Date (the "REDEMPTION AMOUNT") or (ii) an amount sufficient to purchase on the Closing Date securities set forth on EXHIBIT C with face amounts and maturity dates to provide for funds in such trust, on the Redemption Date, equal to the Redemption Amount, provided that in the case of this clause (ii), SCGI shall provide to USRealty for delivery to the Trustee a verified accountant's report thereon, and (c) USRealty shall deliver to the Trustee the Company Order contemplated by Section 401 of the Notes Indenture (which shall specify that the USRealty Notes shall be redeemed on the Redemption Date) and such other documents as may be required by the Notes Indenture, the Trust Indenture Act or the agreement with the Trustee referred to in clause (a) above..

          Section 5.10. JOINT PROXY STATEMENT/PROSPECTUS; FORM S-4. As promptly as practicable after the execution hereof, SCGI and USRealty shall prepare and file with the SEC proxy materials which shall constitute the Joint Proxy Statement/Prospectus relating to (i) the SCGI Stockholders Meeting and the vote of the stockholders of SCGI with respect to the SCGI Share Issuance pursuant hereto, and (ii) the USRealty Stockholders Meeting and the vote of USRealty Stockholders with respect to this Agreement and the Plan of Liquidation (such proxy materials, together with any amendments thereof or supplements thereto, in the form delivered to the stockholders of USRealty and SCGI, the "JOINT PROXY STATEMENT/PROSPECTUS") and SCGI shall prepare and file a registration statement on Form S-4 with respect to the issuance and distribution of the Purchase Price Shares pursuant hereto and the Plan of Liquidation (the "FORM S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as SCGI's prospectus. Each of SCGI and USRealty shall use reasonable best efforts (i) to have the Form S-4 declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as it is necessary to consummate the transactions contemplated by this Agreement (including the Plan of Liquidation), and (ii) to have the Joint Proxy Statement/Prospectus cleared by the CSSF. SCGI and USRealty shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus or the Form S-4 received from the SEC or the CSSF and shall notify the other of any request by the SEC for amendments or supplements to the Form S-4 or the Joint Proxy Statement/Prospectus. SCGI and USRealty shall respond promptly to any comments made by the SEC, the CSSF or any other governmental official with respect to the Joint Proxy Statement/Prospectus or the Form S-4. SCGI and USRealty shall each supply the other with copies of all correspondence between such party or any of its representatives and the SEC, the CSSF or any other Governmental Authority with respect to the Form S-4, the Joint Proxy Statement/Prospectus and the transactions contemplated hereby. SCGI shall provide USRealty with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and with a copy of all such filings made with the SEC or the CSSF. SCGI and USRealty shall, to the extent reasonably practicable, each have the opportunity to participate in all communications with the SEC and its staff and the CSSF, including meetings and telephone conferences regarding the Form S-4 and the Joint Proxy Statement/Prospectus and the transactions contemplated therein. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. USRealty will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to USRealty stockholders of record as of the record date for the USRealty Stockholders Meeting (by registered mail, if an available method), and SCGI will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to SCGI's stockholders of record as of the record date for the SCGI Stockholders Meeting, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act, and sufficiently in advance of the USRealty Stockholders Meeting and SCGI Stockholders Meeting so as to allow USRealty's and SCGI's record stockholders reasonably sufficient time to distribute the Joint Proxy Statement/Prospectus to the beneficial holders of the USRealty and SCGI securities entitled to vote at the USRealty Stockholders Meeting and the SCGI Stockholders Meeting, respectively. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Purchase Price Shares issuable in connection with the Equity Purchase and the Plan of Liquidation for offering or sale in any jurisdiction, or any request by the SEC or the CSSF for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Closing Date any information should be discovered by USRealty or SCGI which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and the CSSF and disseminated to the stockholders of SCGI and USRealty. SCGI will also take such actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under the applicable "blue sky" laws in connection with the issuance and distribution of the Purchase Price Shares pursuant hereto and to the Plan of Liquidation. SCGI and USRealty shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the preparation, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus.

          Section 5.11. STOCKHOLDERS MEETINGS. (a) SCGI shall, as promptly as reasonably practicable following the execution hereof, duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "SCGI STOCKHOLDERS MEETING") for the purpose of obtaining the SCGI Stockholders Approval with respect to the SCGI Share Issuance, and shall take all lawful action to solicit the approval of the SCGI Share Issuance; and the Board of Directors of SCGI shall, subject to its legal and regulatory duties under applicable law, recommend approval of the SCGI Share Issuance by the stockholders of SCGI, and shall not, subject to its legal and regulatory duties under applicable law, withdraw, modify or materially qualify in any manner adverse to USRealty such recommendation or take any action or make any statement in connection with the SCGI Stockholders Meeting materially inconsistent with such recommendation.

          (b) (i) USRealty shall, as promptly as reasonably practicable following the execution hereof, duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "USREALTY STOCKHOLDERS MEETING") for the purpose of obtaining the USRealty Stockholders Approval with respect to this Agreement and the dissolution and liquidation of USRealty pursuant to the Plan of Liquidation, and shall take all lawful action to solicit the approval of this Agreement and the Plan of Liquidation. The USRealty Board shall recommend approval of this Agreement by the stockholders of USRealty, and shall not withdraw, modify or materially qualify in any manner adverse to SCGI such recommendation or take any action or make any statement in connection with the USRealty Stockholders Meeting materially inconsistent with such recommendation; provided that the USRealty Board shall have no obligation to take any such action or fail to take any such action if taking or failing to take, as the case may be, such action would be inconsistent with its legal and regulatory duties (including its duty to act in the best interests of the USRealty stockholders) under applicable law.

          (ii) The Joint Proxy Statement/Prospectus and the proxy card sent to the stockholders of USRealty in connection with the USRealty Stockholders Meeting shall specify that any USRealty Share the holder of which does not wish to consent to receive SCGI Class B Common Shares upon consummation of the transactions contemplated by the Plan of Liquidation, but instead wishes to receive cash upon consummation of the transactions con-templated by the Plan of Liquidation, and votes against approval of this Agreement and the Plan of Liquidation and who so indicates such wish to receive cash upon consummation of the transactions contemplated by the Plan of Liquidation on a proxy card properly completed and returned in accordance with the instructions and rules relating thereto (each such USRealty Share, a "CASH USREALTY SHARE"), shall not receive SCGI Class B Common Shares upon consummation of the transactions contemplated by the Plan of Liquidation, but instead shall receive the Per Share Cash Amount for each USRealty Share held by such holder. USRealty stockholders who do not so properly indicate their desire to receive cash instead of SCGI Class B Common Shares upon consummation of the liquidation and distribution to stockholders contemplated by the Plan of Liquidation, shall be for all purposes considered to have elected to receive SCGI Class B Common Shares upon consummation of the liquidation and distribution to stockholders contemplated by the Plan of Liquidation. USRealty stockholders who vote in favor of approval of this Agreement and the Plan of Liquidation or abstain from voting, and USRealty stockholders who do not return the proxy card in connection with the USRealty Stockholders Meeting, will be deemed to have consented to receive SCGI Class B Common Shares upon consummation of the liquidation and distribution to stockholders contemplated by the Plan of Liquidation, and prominent disclosure of these matters shall be included the Joint Proxy Statement/Prospectus and the proxy card sent to the stockholders of USRealty in connection with the USRealty Stockholders Meeting.

          (c) SCGI shall vote, or shall cause to be voted, all of the USRealty Shares beneficially owned by it in favor of the approval of this Agreement and the Plan of Liquidation.

          Section 5.12. NYSE LISTING. SCGI shall promptly prepare and submit to the NYSE a supplemental listing application covering the Purchase Price Shares, and shall use all reasonable efforts to cause such shares to be approved for listing on the NYSE, subject only to official notice of issuance, prior to the consummation of the Equity Purchase.

          Section 5.13. PUBLIC ANNOUNCEMENTS. Each of the parties hereto agrees, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange (in which case such party shall use its reasonable efforts to provide the other party the opportunity to review and comment), to consult with each other, and provide each other the opportunity to review and comment, before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. The parties agree that the initial joint press release to be issued with respect to the transactions contemplated hereby will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

          Section 5.14. TAKEOVER LAWS. Each of the parties hereto shall take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, that purports to apply to this Agreement or the transactions contemplated hereby.

          Section 5.15. CERTAIN ACTIONS. (a) At the request of Purchaser and subject to the satisfaction of the applicable conditions set forth in Article VI, prior to the delivery by Purchaser of the Purchase Price Cash Amount and the Purchase Price Shares pursuant to Section 2.1 at the Purchase and Sale Closing,
(i) Holdings shall declare and pay a dividend in the amount of, or repay to USRealty, in cash, a portion specified by Purchaser (but in no event more than US$200 million in aggregate of dividends and repayments) of the total amount then owing to USRealty under the Advance Agreement and/or (ii) USRealty shall contribute to Holdings, by way of a capital contribution in a manner to be determined by Purchaser, all or a portion of the total amount then owing to USRealty under the Advance Agreement.

          (b) At the request of Purchaser, and subject to the satisfaction of the applicable conditions set forth in Article VI, prior to delivery by Purchaser of the Purchase Price Cash Amount and Purchase Price Shares pursuant to Section 2.1 at the Purchase and Sale Closing, (i) Holdings shall cause its wholly owned subsidiaries to declare and pay dividends in the amount of, or repay to Holdings, in cash, a portion specified by Purchaser (but in no event a total of more than US$50 million in aggregate of dividends and repayments) of the total amount owed to Holdings by such wholly owned subsidiaries under the Holdings Advance Agreement and/or (ii) Holdings shall contribute to its wholly owned subsidiaries, by way of a capital contribution in a manner to be determined by Purchaser, all or a portion of the total amount then owing by such subsidiaries to Holdings under the Holdings Advance Agreement and/or (iii) Holdings shall cause certain asset transfers as between it and its wholly owned subsidiaries.

          (c) Immediately prior to the delivery by Purchaser of the Purchase Price Cash Amount and the Purchase Price Shares pursuant to Section 2.1, USRealty shall transfer, convey and otherwise assign to Holdings all of USRealty's assets, if any, other than the Holdings Shares, the Advance Agreement Interests and any cash on hand, and all of USRealty's liabilities, if any, other than with respect to the USRealty Notes or pursuant to the Advance Agreement, and shall cause Holdings to accept such transfer, conveyance and assignment.

          (d) SCGI shall indemnify and hold USRealty harmless from, and shall pay when due, any Taxes for or to USRealty arising from the transactions contemplated by this Section 5.15.

          Section 5.16. SHARE OPTION EQUIVALENTS. Effective as of the time of the Purchase and Sale Closing, and notwithstanding anything to the contrary in the Share Option Equivalent Grants, and whether or not then vested, the restricted cash payment specified in paragraph 2 of each of the Share Option Equivalent Grants shall be vested, deemed to be exercised as of the last full trading day prior to such time, be due and payable, and shall be paid, but the recipients of such payments shall, notwithstanding the terms of the Share Option Equivalent Grants, have no obligation to apply any such restricted cash payment to any particular purpose.

          Section 5.17. LITIGATION. SCGI shall have the right to conduct and control, through counsel of its own choosing, in consultation and cooperation with USRealty and the Special Committee and their respective counsel, the defense or settlement of any action or claim brought by any stockholder or purported stockholder of USRealty before any domestic or foreign court of competent jurisdiction which challenges the acquisition in whole or in part the Equity Purchase or the entering into of this Agreement, seeks to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages, and USRealty shall not, and shall cause its subsidiaries and affiliates not to, pay or settle any such claim or action to which it is a party without the prior written consent of SCGI; PROVIDED, that the Special Committee shall be permitted to fully participate in such defense or settlement through counsel chosen by it; and PROVIDED FURTHER, that SCGI shall not, and shall cause its subsidiaries and affiliates not to, settle any such action or claim naming as parties any of the members of the USRealty

Board without the consent of such members of the USRealty Board, which consent shall not be unreasonably withheld.

          Section 5.18. NOTIFICATION OF CERTAIN MATTERS. Each of USRealty, SCGI and Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          Section 5.19. INDEMNIFICATION. (a) SCGI agrees that all rights to indemnification or exculpation now existing in favor of the directors and officers of USRealty, Holdings and the Holdings Subsidiaries as provided in their respective articles, certificates, charter or bylaws or otherwise in effect as of the date hereof with respect to matters occurring prior to the consummation of the last to occur of any of the transactions contemplated hereby shall survive such consummation and shall continue in full force and effect, and no action shall be taken by SCGI during the six year period beginning on the last to occur of any of the transactions contemplated hereby if such action could reasonably be expected to materially reduce any such rights to indemnification or exculpation. To the maximum extent permitted by law, such indemnification shall be mandatory rather than permissive, and SCGI shall advance expenses in connection with such indemnification.

          (b) SCGI shall maintain in effect for not less than six (6) years from the consummation of the last to occur of any of the transactions contemplated hereby, the policies of the directors' and officers' liability and fiduciary insurance most recently maintained by USRealty (PROVIDED that SCGI may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the consummation of the last to occur of any of the transactions contemplated hereby to the extent available; PROVIDED that in no event shall SCGI be required to expend more than an amount per year equal to 150% of the current annual premiums paid by USRealty (the "PREMIUM AMOUNT") to maintain or procure insurance coverage pursuant hereto, and PROVIDED, FURTHER, that, if SCGI is unable to obtain the insurance called for by this Section 5.20(b), SCGI will obtain as much comparable insurance as is available for the Premium Amount per year.

          Section 5.20. CERTAIN AGREEMENT RELATING TO USREALTY INVESTEES. USRealty hereby agrees on its own behalf and on behalf of Holdings, effective as of the Purchase and Sale Closing, to the matters set forth in paragraph 1(iv) of the Carr Letter Agreement. USRealty shall, and shall cause Holdings to, prior to the Purchase and Sale Closing, cooperate with SCGI and take all such actions as SCGI may reasonably request in order to afford SCGI from and after the Purchase and Sale Closing the rights and benefits of USRealty and/or Holdings under the agreements, arrangements and understandings with the Persons in which Holdings holds investments.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of SCGI, Purchaser and USRealty to effect the Equity Purchase and the SCGI Share Issuance are subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. (i) SCGI shall have obtained the Required SCGI Vote in connection with the approval of the SCGI Share Issuance by the stockholders of SCGI, and (ii) USRealty shall have obtained the Required USRealty Vote in connection with the approval of this Agreement and the Plan of Liquidation.

          (b) NO INJUNCTION OR RESTRAINTS; ILLEGALITY. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect, (i) having the effect of making the transactions contemplated hereby or by the Plan of Liquidation illegal or otherwise prohibiting consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.2 shall have been the cause of, or shall have resulted in, such order or injunction.

          (c) REQUIRED REGULATORY FILINGS. The waiting period (and any extension thereof) applicable to the Equity Purchase under the HSR Act shall have been terminated or shall have expired.

          (d) OTHER GOVERNMENTAL AND REGULATORY APPROVALS. Other than with respect to the matters addressed in Section 6.1(c), all consents, approvals and actions of, filings with and notices to any Governmental Authority required of SCGI, USRealty or any of their subsidiaries to consummate the Equity Purchase, the SCGI Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken would reasonably be expected to have a Holdings Material Adverse Effect or an SCGI Material Adverse Effect shall have been obtained; PROVIDED, HOWEVER, that the provisions of this Section 6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.2 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

          (e) NYSE LISTING. The Purchase Price Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (f) EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall be pending before or threatened by the SEC.

          Section 6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF SCGI AND PURCHASER. The obligation of SCGI and Purchaser to effect the Equity Purchase and the SCGI Share Issuance are subject to the satisfaction of, or waiver by SCGI and Purchaser, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF USREALTY. The representations and warranties of USRealty contained in this Agreement shall be true and correct when made and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for such inaccuracies or breaches as would not, individually or in the aggregate, have a Holdings Material Adverse Effect, and also except for such inaccuracies or breaches as have arisen on the advice, recommendation or approval of the Operating Advisor, and the covenants and agreements of USRealty contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and SCGI shall have received at the Purchase and Sale Closing a certificate to the effect of the foregoing dated the Closing Date and validly executed by an executive officer of USRealty.

          (b) FINANCING. SCGI and/or its subsidiaries shall have received the proceeds of financing pursuant to the commitment letter set forth on and attached to Section 6.2(b) of the SCGI Disclosure Schedule on terms and conditions set forth therein (or (as modified in accordance with Section 5.2(c)) on such other terms and conditions, or involving such other financing sources, as SCGI shall determine in its discretion) in amounts sufficient to pay the Purchase Price Cash Amount.

          (c) SHARES CASH AMOUNT. The Shares Cash Amount shall not exceed US$200,000,000.

          Section 6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF USREALTY. The obligation of USRealty to effect the Equity Purchase is subject to the satisfaction of, or waiver by USRealty, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SCGI AND PURCHASER. The representations and warranties of SCGI and Purchaser contained in this Agreement shall be true and correct when made and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for such inaccuracies or breaches as would not, individually or in the aggregate, have an SCGI Material Adverse Effect, and the covenants and agreements of SCGI contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and USRealty shall have received at the Purchase and Sale Closing a certificate to the effect of the foregoing dated the Closing Date and validly executed by an executive officer of SCGI and an executive officer of Purchaser.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

          Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Purchase and Sale Closing:

          (a) by mutual written consent of Purchaser and USRealty;

          (b) by either Purchaser or USRealty, if any Governmental Authority of competent jurisdiction shall have issued an injunction, restraining order or decree that restrains or prohibits the consummation of the Equity Purchase or the transactions contemplated by the Plan of Liquidation, and such injunction, restraining order or decree shall have become final and nonappealable;

          (c) by either Purchaser or USRealty, if the Purchase and Sale Closing has not occurred by the close of business on the Drop Dead Date, unless the failure of the Purchase and Sale Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein;

          (d) by either Purchaser or USRealty, if the SCGI Stockholders Approval shall not have been obtained at the SCGI Stockholders Meeting or the USRealty Stockholders Approval shall not have been obtained at the USRealty Stockholders Meeting; or

          (e) by Purchaser, if (i) the USRealty Stockholder Approval shall have been obtained at the USRealty Stockholders Meeting and (ii) the Shares Cash Amount exceeds US$200,000,000.

          Section 7.2. PROCEDURE AND EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either or both of Purchaser or USRealty pursuant to Section 7.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 7.2(b) and Section 8.6 shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement (other than a breach of a representation, as to which no party shall be liable hereunder).

          (b) In the event that this Agreement is terminated pursuant to Section 7.1(c): (i) by Purchaser, if the failure of the Purchase and Sale Closing to occur by the Drop Dead Date shall be due to the failure of USRealty to perform or observe in all material respects its covenants and agreements set forth herein or (ii) by USRealty, if the failure of the Purchase and Sale Closing to occur by the Drop Dead Date shall be due to the failure of SCGI or Purchaser to perform or observe in all material respects their covenants and agreements set forth herein, the non-terminating party shall pay or cause to be paid to the terminating party, in same day funds, such terminating party's Expenses, upon demand. If this Agreement is terminated by any party on or after the Drop Dead Date and as of such date all conditions to the parties' obligations set forth in
Article VI, other than (A) the condition set forth in Section 6.2(b), (B) the delivery at the Purchase and Sale Closing of the certificates referenced in
Section 6.2(a) and 6.3(a), and (C) any condition which has not been or cannot be satisfied as a result of the failure of SCGI or Purchaser to perform or observe in all material respects their covenants and agreements set forth herein, shall have been satisfied or waived, SCGI shall pay or cause to be paid to USRealty, in same day funds, USRealty's Expenses upon demand. For purposes of this Section 7.2(b), "EX-

PENSES" of a party means the documented out-of-pocket fees and expenses incurred or paid by or on behalf of USRealty or Holdings, in the case of Expenses of USRealty, or Purchaser or SCGI, in the case of Expenses of Purchaser, in connection with the Equity Purchase or the other transactions contemplated by this Agreement (including fees and expenses of counsel, commercial banks, investment banking firms and accountants), but in any event not to exceed US$2,100,000.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements herein or in any instrument delivered pursuant hereto, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Purchase and Sale Closing and the Liquidation Closing, and thereafter there shall be no liability on the part of any of the parties or any of their respective officers, directors or stockholders in respect thereof, except for (a) the covenants of USRealty contained in Sections 2.1 and 2.2 (to the extent not performed at the Purchase and Sale Closing or the Liquidation Closing), (b) those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Purchase and Sale Closing or the Liquidation Closing, which shall survive the Purchase and Sale Closing and the Liquidation Closing until fully satisfied, and (c) the provisions of this Article VIII.

          Section 8.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          Section 8.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict of laws; PROVIDED, HOWEVER, that the parties agree that all questions of Luxembourg corporate or securities law and the interpretation thereof (including questions relating to the legal and regulatory duties of the directors of USRealty) shall be governed by the laws of the Grand Duchy of Luxembourg.

          Section 8.4. JURISDICTION; WAIVER OF TRIAL BY JURY. The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the state of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 8.7. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.

          Section 8.5. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer and shall not confer upon any Person not a party hereto any rights or remedies hereunder.

          Section 8.6. EXPENSES. Except as otherwise set forth in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          Section 8.7. NOTICES. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to USRealty shall be addressed to:

                  Security Capital U.S. Realty
                  25b, boulevard Royal
                  L-2449 Luxembourg
                  Attention:  Managing Director
                  Facsimile Number: 011-352-46-37-56-5555

            with a copy to:

                  King & Spalding
                  1100 Louisiana
                  Houston, Texas  77002-3200
                  Attention:  Randolph C. Coley, Esq.
                  Facsimile Number:  (713) 751-3280

            and

                  Arendt & Medernach
                  8-10 Rue Mathias Hardt
                  Boite Postale 39
                  Luxembourg L-2010
                  Luxembourg
                  Attention:  Claude Niedner, Esq.
                  Facsimile Number:  011-352-40-78-04

            and

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois 60603
                  Attention:  Edward J. Schneidman, Esq.
                  Facsimile Number: (312) 701-7711

or at such other address and to the attention of such other person as USRealty may designate by written notice to SCGI. Notices to SCGI or Purchaser shall be addressed to:

                  Security Capital Group Incorporated
                  125 Lincoln Avenue
                  Santa Fe, New Mexico  87501
                  Attention:  Jeffrey A. Klopf, Esq.
                  Facsimile Number:  (505) 988-8920

            with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Adam O. Emmerich, Esq.
                  Facsimile Number:  (212) 403-2000

or at such other address and to the attention of such other person as SCGI may designate by written notice to USRealty.

          Section 8.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto.

          Section 8.9. HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 8.10. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          Section 8.11. SEVERABILITY. In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under the applicable laws or regulations without affecting the validity of the remaining provisions of the Agreement; provided that (i) the remaining provisions of the Agreement shall in their totality constitute a commercially reasonable agreement, and (ii) should any method of termination of this Agreement or a portion thereof be found to be illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

          Section 8.12. INTERPRETATION; ABSENCE OF PRESUMPTION. (a) For the purposes hereof, (1) words in the singular shall be held to include the plural and VICE VERSA and words of one gender shall be held to include the other gender as the context requires, (2) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (3) references to the "transactions contemplated hereby" or "transactions contemplated by this Agreement" shall include the transactions contemplated by the Equity Purchase and Plan of Liquidation, (4) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation" unless the context otherwise requires or unless otherwise specified, (5) the word "or" shall not be exclusive, (6) provisions shall apply, when appropriate, to successive events and transactions, (7) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified and (8) references to a "business day" shall be deemed to be references to any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City are authorized or required by law to remain closed.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                              SECURITY CAPITAL GROUP INCORPORATED



                              By:/s/ C. Ronald Blankenship
                                 ---------------------------------
                                 Name:  C. Ronald Blankenship
                                 Title: Vice Chairman and Chief Operating
                                        Officer

                              SC REALTY INCORPORATED



                              By:/s/ Jeffrey A. Klopf
                                 ---------------------------------
                                 Name:Jeffrey A. Klopf
                                 Title: Secretary

                              SECURITY CAPITAL U.S. REALTY



                                By:/s/ C. Kremer
                                   ---------------------------------
                                 Name: C. Kremer
                                 Title: Director

                                                                       Exhibit A

                               PLAN OF LIQUIDATION

     Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Transaction Agreement, dated as of September 26, 2000, by and among Security Capital Group Incorporated, SC Realty Incorporated and Security Capital U.S. Realty (the "AGREEMENT").


LIQUIDATING DISTRIBUTION TO USREALTY STOCKHOLDERS.


     1. In the liquidation, each holder of USRealty Shares will receive (a) in respect of such holder's Cash USRealty Shares, an amount in cash equal to the number of Cash USRealty Shares held by such holder multiplied by the Per Share Cash Amount and (b) in respect of such holder's Participating USRealty Shares (x) a number of full SCGI Shares equal to the product of the number of Participating USRealty Shares held by such holder multiplied by the Exchange Ratio, rounded down to the next whole number, and (y) cash in lieu of any fractional share in an amount as set forth in Paragraph (2) below.

     2. No fractional SCGI Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be distributed in the liquidation. In lieu of any such fractional share, each holder of Participating USRealty Shares who would otherwise have been entitled to a fraction of an SCGI Share will receive in the liquidation cash in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Liquidator, on behalf of all such holders, of the aggregate fractional SCGI Shares that would otherwise have been distributed pursuant to clause (a) of Paragraph 1 above, but for the rounding down to a whole number of SCGI Shares. Promptly following the Liquidation Closing, the Liquidator shall determine the excess of (a) the number of Purchase Price Shares over (b) the total number of full SCGI Shares to be distributed by the Liquidator to holders of Participating USRealty Shares (such excess being herein called the "EXCESS SHARES"), and the Liquidator shall sell the Excess Shares at the prevailing prices on the NYSE. Such sale of Excess Shares by the Liquidator shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. SCGI shall pay all commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with such sale of Excess Shares. As soon as practicable after the determination of the amount of cash to be paid to holders of Participating USRealty Shares in lieu of any fractional share interests, the Liquidator shall distribute in accordance with this Plan of Liquidation such amounts to such holders of Participating USRealty Shares. For purposes of determining the number of full SCGI Shares to be distributed to any holder of Participating USRealty Shares and the fractional share, if any, in lieu of which such holder shall receive cash, all Participating USRealty Shares held by such holder shall be aggregated, and in no event shall any such holder receive an amount of cash in respect of more than one SCGI Share.

     3. The Liquidator shall be entitled to deduct and withhold from the cash otherwise distributed pursuant to this Plan of Liquidation to any holder of USRealty Shares such amounts as the Liquidator is required to deduct and withhold with respect to the making of such distribution under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Liquidator, such withheld amounts shall be treated for all purposes as having been distributed to the holder of the USRealty Shares in respect of which such deduction and withholding was made by the Liquidator.

     4. The Liquidator and/or USRealty may engage and authorize USRealty's transfer agent, or such other bank trust company designated by the Liquidator and reasonably satisfactory to USRealty (the "DISTRIBUTION AGENT"), to assist in the distribution of the SCGI Shares and cash to holders of USRealty Shares in accordance with the Agreement and this Plan of Liquidation. Following the Purchase and Sale Closing, USRealty shall, promptly upon receipt of instructions from the Liquidator, deposit such SCGI Shares and cash with the Distribution Agent.










                                      A-2